                              AMENDED AND RESTATED

                        FINANCING AND SECURITY AGREEMENT

                         Dated as of November 27, 1996


                                  by and among


                      THE FIRST NATIONAL BANK OF MARYLAND


                                      and


                      PRODUCTION GROUP INTERNATIONAL, INC.
                                EXECUTOURS, INC.
                              SAFARIS EVENTS, INC.
                           KALEIDOSCOPE EVENTS, INC.
                             AGENDA WASHINGTON INC.
                                WASHINGTON, INC.
                             C.H.L. VENTURES, INC.
                           PGI ACQUISITION COMPANY E
                           PGI ACQUISITION COMPANY A
                           PGI ACQUISITION COMPANY B
                                 PGI COMPANY F
                           PGI ACQUISITION COMPANY I
                                 PGI COMPANY S
                                 PGI COMPANY H
                                 PGI COMPANY P
                                 PGI COMPANY Q
                                 PGI COMPANY R
                                 PGI COMPANY J
                                 PGI COMPANY X
                         SPEARHEAD EXHIBITIONS LIMITED
                               PGI EUROPE LIMITED
                 RAY BLOCH PRODUCTIONS, WASHINGTON, D.C., INC.
                          RAY BLOCH PRODUCTIONS, INC.
                    RAY BLOCH PRODUCTIONS, NEW JERSEY, INC.
                      RAY BLOCH PRODUCTIONS-ATLANTA, INC.
                        RAY BLOCH PRODUCTIONS WEST, INC.
                         RMR PRODUCTION SERVICES, INC.
                           TIMBERLINE WORLDWIDE, INC.
                             EPIC ENTERPRISES, INC.
                                      and
                        EPIC ENTERPRISES OF NEVADA, INC.

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----
ARTICLE I
DEFINITIONS............................................................    2
    1.1    Defined Terms...............................................    2
    1.2    Uniform Commercial Code Terms...............................   14
    1.3    Accounting Terms............................................   14
    1.4    ERISA Terms.................................................   14
    1.5    Other Definitional Provisions...............................   15

ARTICLE II
THE WORKING CAPITAL LINE OF CREDIT.....................................   15
    2.1    Working Capital Line of Credit Advances.....................   15
    2.2    Repayment and Prepayment of Working Capital Line
           of Credit Advances..........................................   16

ARTICLE III
THE ACQUISITION FACILITY...............................................   17
    3.1    Advances under the Acquisition Facility.....................   17
    3.2    Repayment and Prepayment of Advances of the
           Acquisition Facility........................................   18

ARTICLE IV
THE EQUIPMENT FACILITY.................................................   18
    4.1    Advances of the Equipment Facility..........................   18
    4.2    Repayment and Prepayment of Advances of the
           Equipment Facility..........................................   18

ARTICLE V
GENERAL CREDIT PROVISIONS..............................................   19
    5.1    Payments....................................................   19
    5.2    Illegality..................................................   20
    5.3    Increased Costs.............................................   20
    5.4    Computations................................................   22
    5.5    Application of Payments.....................................   22
    5.6    Reliance by Bank on Communications and
           Authorizations from Production Group on behalf
           of the Borrowers............................................   22
           Section 5.7 Joint and Several Liability; Right
           of Contribution.............................................   22

ARTICLE VI
SECURITY...............................................................   23
    6.1    Financing Documents.........................................   23
    6.2    Collateral..................................................   23
    6.3    Location of Collateral; Principal Place of
           Business....................................................   24
    6.4    Loss of Collateral..........................................   25
    6.5    Filing of Financing Statements; Perfection of
           Security Interest in Collateral.............................   25

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----
ARTICLE VII
REPRESENTATIONS AND WARRANTIES..........................................  26
   7.1     Subsidiaries.................................................  26
   7.2     Good Standing................................................  26
   7.3     Corporate Authority..........................................  26
   7.4     Binding Obligations..........................................  27
   7.5     Litigation...................................................  27
   7.6     No Conflicting Agreements....................................  27
   7.7     Financial Condition..........................................  27
   7.8     Tax Returns..................................................  28
   7.10    Margin Stock.................................................  28
   7.11    ERISA........................................................  28
   7.12    Governmental Consents........................................  29
   7.13    No Default or Event of Default...............................  29
   7.14    Other Liens..................................................  29
   7.15    Prior Names; Trade Names; Principal Place of
           Business.....................................................  29
   7.16    Nature of Financing; Usury...................................  29
   7.17    Purposes.....................................................  29

ARTICLE VIII
CONDITIONS PRECEDENT....................................................  30
   8.1     Receipt and Approval of Documents Required by
           Bank Commitment Letter.......................................  30
   8.2     Approval of Bank's Counsel...................................  30
   8.3     Compliance...................................................  30
   8.4     Bank's Fees and Expenses.....................................  30
   8.5     Principal Payment............................................  30
   8.6     Conditions to Execution of this Agreement....................  30
   8.7     Acquisitions by the Borrowers................................  31
   8.8     Termination of Standby Letters of Credit.....................  31

ARTICLE IX
AFFIRMATIVE COVENANTS...................................................  31
   9.1     Financial Reporting..........................................  31
   9.2     Taxes and Claims.............................................  33
   9.3     Insurance....................................................  33
   9.4     Corporate Existence..........................................  34
   9.5     Chance in Management.........................................  34
   9.6     Compliance With Laws Generally...............................  34
   9.7     Books and Records; Inspection................................  34
   9.8     Litigation...................................................  34
   9.9     Notification of Certain Events, Events of
           Default and Adverse Developments.............................  34
   9.10    Addition of New Subsidiaries as Borrowers....................  35
   9.11    Debt Service Guaranty........................................  35
   9.12    Receivables Collection.......................................  36
   9.13    Cash Management System.......................................  36
   9.14    Inspections..................................................  36
   9.15    Further Assurances...........................................  36

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----

   9.16    Attendance at Closings of Eligible Acquisitions.............   37

ARTICLE X
FINANCIAL COVENANTS....................................................   37
   10.1    Net Worth...................................................   37
   10.2    Reserved....................................................   37
   10.3    Current Ratio...............................................   37
   10.4    Total Debt Service Ratio....................................   37
   10.5    Subordinated Debt Service Ratio.............................   38
   10.6    Leverage Ratio..............................................   38
   10.7    Intangible Levels...........................................   38

ARTICLE XI
NEGATIVE COVENANTS.....................................................   38
   11.1    Impairment of Security......................................   38
   11.2    No Change in Control........................................   39
   11.3    Stock in Subsidiaries.......................................   39
   11.4    Sale, Transfer or Encumbrance of Collateral.................   39
   11.5    No Additional Indebtedness..................................   39
   11.6    Merger; Dissolution or Sale of Assets.......................   39
   11.7    Distributions or Dividends to Stockholders..................   40
   11.8    Payments, Advances and Salaries to Stockholders.............   40
   11.9    ERISA Compliance............................................   40
   11.10   Purposes....................................................   41

ARTICLE XII
EVENTS OF DEFAULT; REMEDIES............................................   41
   12.1    Events of Default...........................................   41
   12.2    Remedies....................................................   43

ARTICLE XIII
MISCELLANEOUS..........................................................   46
   13.1    Notices.....................................................   46
   13.2    Survival of Agreement; Successors and Assigns...............   47
   13.3    Fees and Expenses of Bank...................................   48
   13.4    Applicable Law; Jurisdiction; Consent to Service
           of Process..................................................   49
   13.5    Waiver of Trial by Jury.....................................   49
   13.6    Confession of Judgment......................................   50
   13.7    Modifications...............................................   50
   13.8    No Waiver of Rights by Bank.................................   50
   13.9    No Liability of Bank........................................   50
   13.10   Indemnification.............................................   51
   13.11   No Partnership..............................................   52
   13.12   Time of Essence.............................................   52
   13.13   Illegality..................................................   52
   13.14   Counterparts................................................   52
   13.15   Captions and Headings.......................................   52
   13.16   Borrowers' Obligations Absolute and
           Unconditional...............................................   52

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----

   13.17   Extension of Termination Date...............................   52
   13.18   Confidentiality.............................................   53
   13.19   Initial Public Offering.....................................   53

EXHIBITS AND SCHEDULES
----------------------

EXHIBIT A       -  Form of Application and Agreement for Standby
                   Letter of Credit

EXHIBIT B       -  Form of Borrowing Base Certificate Production
                   Group Int'l, Inc. et al. Working Capital Line
                                     -- ---
                   of Credit

EXHIBIT C       -  [Not used.]

EXHIBIT D       -  Form of Subordination Agreement

EXHIBIT E       -  Form of Assumption Agreement for New
                   Subsidiaries

EXHIBIT F       -  Form of Debt Service Guaranty

Schedule I      -  Description of Permitted Liens

Schedule II     -  Schedule of Prior Names; Trade Names;
                   Principal Places of Business

Schedule III    -  Field Examination Conditions to be Corrected

Schedule IV     -  Restricted Borrowers

Schedule V      -  Officers and Directors

Schedule VI     -  Outstanding Subordinated Financings

Schedule VII    -  Conditions Subsequent to Closing

                              AMENDED AND RESTATED
                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------

     THIS AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of this 27 day of November, 1996, among THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (the "Bank"), and PRODUCTION GROUP INTERNATIONAL, INC., a Delaware corporation ("Production Group"), and its subsidiaries, EXECUTOURS, INC., a Massachusetts corporation, SAFARIS EVENTS, INC., a Virginia corporation, KALEIDOSCOPE EVENTS, INC., a Virginia corporation, AGENDA WASHINGTON INC., a Virginia corporation, WASHINGTON, INC., a District of Columbia corporation, C.H.L. VENTURES, INC., a California corporation, PGI ACQUISITION COMPANY E, a Virginia corporation, PGI COMPANY A, a Virginia corporation, PGI COMPANY B, a Virginia corporation, PGI COMPANY F, a Virginia corporation, PGI COMPANY I, a Virginia corporation, PGI COMPANY S, a Virginia corporation, PGI COMPANY H, a Virginia corporation, PGI COMPANY P, a Virginia corporation, PGI COMPANY Q, a Virginia corporation, PGI COMPANY R, a Virginia corporation, PGI COMPANY J, a Virginia corporation, PGI COMPANY X, a Virginia corporation, SPEARHEAD EXHIBITIONS LIMITED, a United Kingdom corporation, PGI EUROPE LIMITED, a United Kingdom corporation, RAY BLOCH PRODUCTIONS, WASHINGTON, D.C., INC., a District of Columbia corporation, RAY BLOCH PRODUCTIONS, INC., a New York corporation, RAY BLOCH PRODUCTIONS, NEW JERSEY, INC., a New Jersey corporation, RAY BLOCH PRODUCTIONS-ATLANTA, INC., Georgia corporation, RAY BLOCH PRODUCTIONS WEST, INC., a California corporation, RMR PRODUCTION SERVICES, INC., an Arizona corporation, TIMBERLINE WORLDWIDE, INC., an Arizona corporation, and EPIC ENTERPRISES, INC., a California corporation, and EPIC ENTERPRISES OF NEVADA, INC., a Nevada corporation (Production Group and each of its identified subsidiaries being hereinafter identified each as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS
                                    --------

     WHEREAS, the Borrowers and the Bank entered into a Financing and Security Agreement, dated as of October 18, 1995 (the "Original Agreement"), pursuant to which the Bank agreed, subject to the conditions set forth therein, to provide a Working Capital Line of Credit, an Acquisition Facility and an Equipment Facility (collectively, the "Credit Facilities") for certain financing needs arising from time to time of the Borrowers;

     WHEREAS, pursuant to the Credit Facilities, the Borrowers have become obligated to the Bank to repay, inter alia, outstanding principal in an amount
                                ----- ----
equal to $5,794,444.48 as of November 27, 1996;

     WHEREAS, the Borrowers and the Bank have agreed to amend and restate the Original Agreement to, among other things, provide for (i) the modification of certain covenants, (ii) the addition of certain financial covenants and (iii) the modification of certain terms of the Credit Facilities;

     WHEREAS, the Borrowers hereby acknowledge, and the Borrowers and the Bank hereby agree that the amendment and restatement of the Original Agreement shall not (i) constitute a novation or other satisfaction of any indebtedness or obligation owed to the Bank by the Borrowers pursuant to the Original Agreement or otherwise, (ii) constitute the creation of indebtedness separate and apart from any existing indebtedness of the Borrowers and (iii) create a security interest separate and apart from any security interest previously created by the Borrowers for the benefit of the Bank; and

     WHEREAS, the Borrowers and the Bank have agreed to amend and restate the Original Agreement to be effective as of the date hereof.


                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the mutual agreements herein and other good and valuable consideration, the Borrowers and the Bank hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1    Defined Terms.   As used in this Agreement, the following
                    -------------
terms shall have the following meanings:

          "Acquisition Facility" shall mean the line of credit established
           --------------------
pursuant to Article III of this Agreement to finance Eligible Acquisitions and
            -----------
the purchase of shares from minority shareholders by any Borrower.

          "Acquisition Facility Commitment" shall mean the commitment by the
           -------------------------------
Bank to make direct loan advances to any Borrower to fund any of the approved purposes for which the Acquisition Facility was established, in the aggregate principal amount at any one time outstanding not to exceed United States Five Million Dollars (U.S. $5,000,000).

          "Acquisition Facility Obligations" shall mean the joint and several
           --------------------------------
obligations of the Borrowers to repay all advances of the Acquisition Facility, with interest thereon, at the times and in the amounts provided in the Acquisition Facility Promissory Note, and any related obligations for the payment of fees and expenses provided for by the terms of this Agreement.

          "Acquisition Facility Promissory Note" shall mean the promissory note
           ------------------------------------
of even date herewith executed by the Borrowers in favor of the Bank and containing the terms and conditions under which the principal amount of advances made under the Acquisition Facility, together with interest thereon, will be repaid.

          "Advance Rate Percentage" shall mean 80% of the Borrowers' Eligible
           -----------------------
Receivables for purposes of determining the Receivables Collateral Value.

          "Agreement" shall mean this Amended and Restated Financing and
           ---------
Security Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

          "Application and Agreement for Standby Letter of Credit" shall mean an
           ------------------------------------------------------
Application and Agreement for Standby Letter of Credit in the form attached hereto as Exhibit A and made a part hereof, or in such other form which is
          ---------
provided by the Bank to the Borrowers as the form of Application and Agreement which is then in use by the Bank in connection with the issuance of its Standby Letters of Credit, which is executed by a Borrower and delivered to the Bank in connection with a request for the issuance of a Standby Letter of Credit.

          "Available Acquisition Facility Commitment" shall mean, at any
           -----------------------------------------
particular time, an amount equal to the amount of the Acquisition Facility Commitment at such time, minus the Utilized Portion of the Acquisition Facility
                         -----
Commitment.

          "Available Equipment Facility Commitment" shall mean, at any
           ---------------------------------------
particular time, an amount equal to the amount of the Equipment Facility Commitment at such time, minus the Utilized Portion of the Equipment Facility
                         -----
Commitment.

          "Available Working Capital Line of Credit Commitment" shall mean, at
           ---------------------------------------------------
any particular time, an amount equal to the lesser of (a) the amount of the Working Capital Line of Credit Commitment at such time, and (b) the Receivables Collateral Value at such time, minus the Utilized Portion of the Working Capital
                               -----
Line of Credit Commitment.

          "Bank Commitment Letter" shall mean the Bank's Commitment Letter dated
           ----------------------
August 30, 1995, addressed to the Borrowers.

          "Borrowers' Account" shall mean the Production Group account with the
           ------------------
Bank.

          "Borrowers' Obligations" shall mean, collectively, (i) the Acquisition
           ----------------------
Facility Obligations, the Equipment Facility Obligations and the Working Capital Line of Credit Obligations, together with all other sums due from the Borrowers to the Bank under the terms of the Financing Documents and (ii) all covenants, agreements and requirements of the Borrowers under the terms of this Agreement and the other Financing Documents.

          "Business Day" shall mean a day on which commercial banking
           ------------
institutions are open for business in Baltimore, Maryland.

          "Collateral" shall have the meaning given to such term in Section 6.2
           ----------                                               -----------
of this Agreement.

          "Commitment Period" shall mean the period during which each of the
           -----------------
Acquisition Facility Commitment, the Equipment Facility Commitment and the Working Capital Facility Commitment, respectively, will be available to be accessed by the Borrowers, which period begins on the date of this Agreement and ends on the Termination Date applicable to each of the Credit Facilities.

          "Consolidated EBITDA"  shall mean an amount equal to the consolidated
           -------------------
net income (or loss) of Borrowers as determined under GAAP for the period in question, before (i) any provision or benefit for income taxes, (ii) any interest income or expense, and (iii) any depreciation and amortization (including any amortization related to granted options on the capital stock of the Borrowers), all as determined under GAAP.

          "Credit Facilities" shall mean, collectively, the Acquisition
           -----------------
Facility, the Equipment Facility and the Working Capital Line of Credit.

          "Current Assets" shall mean the current assets of the Borrowers as
           --------------
determined under GAAP and shall include, but not be limited to, cash and investments, Receivables and prepaid expenses.

          "Current Liabilities" shall mean the current liabilities of the
           -------------------
Borrowers as determined under GAAP and shall include, but not be limited to, accounts payable, accrued expenses and current portion of long term liabilities.

          "Current Ratio" shall mean the ratio of the Borrowers' Current Assets
           -------------
to Current Liabilities.

          "Default" shall mean any of the events specified in Section 12.1
           -------                                            ------------
hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and the sign "$" shall mean dollars in lawful money of the
           -------                -
United States of America and, in relation to all payments in Dollars hereunder,
(i) same day funds paid through the Baltimore Clearing House Interbank Payments Systems, (ii) immediately available funds paid through the Baltimore Federal Reserve Bank or (iii) such other funds as may then be required by the customary procedure of member banks of the Baltimore Clearing House Association for the settlement of payments in Dollars.

          "Eligible Acquisitions" shall mean any corporation which satisfies the
           ---------------------
following eligibility requirements or is otherwise approved in writing by the Bank for financing under the Acquisition Facility:

          (a) at least 30 days prior to the proposed date of acquisition, Production Group has delivered to the Bank notice of the pending Eligible Acquisition and financial information concerning (i) the entity to be acquired and (ii) the effects of such acquisition on the Borrowers on a consolidated basis all in form and substance satisfactory to Bank in its sole discretion;

          (b) the corporation conducts a business which is within the same or related lines of service businesses as those conducted by the Borrowers;

          (c) the corporation has not been generating net losses on an historical basis, taking into account any adjustments which are typically made in accordance with GAAP as interpreted by the "Big 6" international accounting firms when filing pro-forma post-acquisition financial statements with the Securities and Exchange Commission (the "SEC") (i.e. the inclusion of debt and related interest costs incurred to finance the acquisition and the exclusion of income, charges and operating costs and owner compensation beyond customary and reasonable salary all of which are non-recurring in nature and which will be non-recurring following the acquisition);

          (d) Production Group has delivered to the Bank at least 10 Business Days prior to the proposed date of consummation of such Eligible Acquisition a certificate of its chief financial officer or chief executive officer and, in
                                                                      ---
the event that the total purchase price of the Eligible Acquisition exceeds $2,000,000, of Production Group's independent auditors or another independent auditor who is engaged by Production Group to represent it in connection with the Acquisition, to the effect that, (i) on a pro-forma combined basis for the most recent fiscal quarter of the Borrowers, the purchase of the Eligible Acquisition, if it had occurred during such fiscal quarter, would not have resulted in a violation of any of the financial covenants contained in the Financing Documents; taking into account any adjustments which are typically made in accordance with GAAP as interpreted by the "Big 6" international accounting firms when filing pro-forma post-acquisition financial statements with the SEC (i.e. the inclusion of debt and related interest costs incurred to finance the acquisition and the exclusion of income, charges and operating costs which are non-recurring in nature and which will be nonrecurring following the acquisition) and (ii) on a pro-forma basis for (x) the most recent fiscal year based on a combination of the Borrowers' consolidated financial information for such period and the most recent twelve months' financial information available for the corporation to be acquired pursuant to the Acquisition Facility, and (y) each fiscal year remaining until the Termination Date of the Acquisition Facility based on both (1) the Borrowers' projections of financial condition delivered in accordance with Section 7.7 hereof and (2) the Borrowers'
                             -----------
projections of financial condition delivered in accordance with Section 9.1(d)
                                                                --------------
hereof, the purchase of the Eligible Acquisition, if it had occurred during the applicable period, would not have resulted in a violation of the financial covenants set forth in Section 10.4 hereof;
                       ------------

          (e) any financing extended to the Borrowers by one or more sellers of the corporation shall be (i) repaid (on an average weighted basis) over a period in excess of that which would be determined on the basis of (x) a three-year straight-line amortization schedule for any financing extended prior to the date of this Agreement and (y) a two-year straight-line amortization schedule for any financing extended on or after the date of this Agreement, except for those financings outstanding on the date hereof and listed on Schedule VI attached hereto, which does not satisfy this requirement and (ii) subordinated as to collection to the Borrowers' Obligations to the Bank in respect of the Acquisition Facility, which subordination shall be documented in an agreement among the seller(s), Borrowers and Bank in substantially the form attached hereto as Exhibit D and made a part hereof;
          ---------

          (f) Production Group has delivered to the Bank at least 10 Business Days prior to the date of consummation of such Eligible Acquisition a certificate of its chief financial officer or chief executive officer to the effect that the purchase by the Borrowers of the corporation shall not immediately or with the passage of time cause a Default or an Event of Default under this Agreement or the other Financing Documents; and

          (g) the purchase by the Borrowers of the corporation shall not immediately or with the passage of time cause a Default or an Event of Default under the Financing Documents

          "Eligible Receivable" and "Eligible Receivables" mean, at any time of
           -------------------       --------------------
determination thereof, each account which conforms and continues to conform to the following criteria to the satisfaction of the Bank. A Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet the requirements of the Bank for eligibility shall cease for all purposes to be an Eligible Receivable. In addition to any other criteria for eligibility determined by the Bank, a Receivable shall not be deemed to be eligible unless it meets the following minimum requirements (except as the Bank may otherwise expressly consent in writing):

          (a) the Receivable is genuine and is in all respects what it purports to be;

          (b) the Receivable arose in the ordinary course of the business of any Borrower from a bona fide outright sale or lease of goods by a Borrower, or from services performed by a Borrower, and (i) such goods have been delivered to the appropriate account debtor or its designees, the appropriate Borrower has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred, and such goods have been finally accepted by the account debtor, or

(ii) such services have been satisfactorily completed and accepted by the appropriate account debtor;

          (c) the Receivable is based upon an enforceable written contract for goods delivered or for services performed, and the same were shipped, held or performed in accordance with such order or contract; it being the intention that advance billings not be considered as Receivables until such time as performance is completed by the relevant Borrower;

          (d) the title of the appropriate Borrower to the Receivable is absolute and is not subject to any lien or security interest except in favor of the Bank, and the appropriate Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in the Receivable to the Bank as security and collateral for the payment of the Borrowers' Obligations in respect hereof;

          (e) the amount, which is shown on the books of the appropriate Borrower and on any invoice, certificate, schedule or statement delivered to the Bank, is owing to such borrower and no partial payment has been received unless accurately reflected and deducted from the principal amount of the Receivable then due and owing;

          (f) the Receivable is not at that time and will not to the knowledge of the Borrower be subject to any claim of reduction, counterclaim, setoff, recoupment or other defense in law or equity, or any claim for credit, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason;

          (g) the account debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which gave rise to the account;

          (h) the account debtor is not the subject of any bankruptcy or insolvency proceedings, and the Receivable is not in the Bank's opinion unlikely to be paid because of insolvency, potential bankruptcy, death or any other reason;

          (i) the Receivable is not subject to any potential claim of a surety or bonding company;

          (j) the Receivable does not arise from any transactions with any affiliated entity or person of any Borrower, or employee of any Borrower;

          (k) the Receivable does not represent the payment obligation of any account debtor incorporated in or primarily conducting business outside of the United States or United Kingdom, unless (i) the transaction giving rise to the Receivable is supported by a letter of credit, acceptance or other credit enhancement acceptable to the Bank or (ii) the Receivable represents a credit risk which is otherwise acceptable to the Bank, is denominated in U.S. Dollars, British Sterling or other currency acceptable to the Bank and the assignment of the Receivable to the Bank as security for the Borrowers' Obligations has been perfected to the satisfaction of the Bank;

          (l) the Receivable does not arise from any sales on approval or consignments, and the Receivable is not otherwise subject to any repurchase or return agreements;

          (m) if the account debtor is the United States or any instrumentality thereof, the appropriate Borrower has assigned the rights to receive payment to the Bank in compliance with the Assignment of Claims Act of 1940, as amended, and any applicable regulations;

          (n) the aggregate dollar amount of Receivables due from any single account debtor does not exceed (i) 10% of the Borrower's aggregate annual revenue and (ii) 25% of the Borrower's aggregate Receivables represented in any
        ---
one monthly aging report;

          (o) no more than 120 days have elapsed from the invoice date and no more than 90 days have elapsed from the date on which payment was due under the invoice;

          (p) the Receivable is not payable by an account debtor with respect to which 50% or more of the dollar amount of such account debtor's Receivables to any Borrower are more than 120 days from the date of invoice or more than 90 days due from the date on which payment was due under the invoice;

          (q) the Receivable is not evidenced by Chattel Paper or Instruments unless and until (i) the Bank has agreed in writing that it may be deemed eligible and (ii) all originals of such Chattel Paper or Instruments have been endorsed and delivered to the Bank;

          (r) the Receivable is not subject to any offset and is not payable by any account debtor who is owed any sum by any Borrower except for unrelated trade debt owned by any Borrower to a provider of services in the ordinary course of business;

          (s) no part of the Receivable represents a progress billing or a retainage;

          (t) the Bank in the exercise of its sole and absolute discretion has not deemed the Receivable ineligible because of uncertainty as to the creditworthiness of the account debtor or because the Bank otherwise considers the collateral value thereof to the Bank to be impaired or its ability to realize such value to be insecure;

          (u) on December 31, 1996, the Bank possesses a perfected, first priority security interest in the assets (including the Receivables) of each of the Borrowers listed on Schedule IV attached hereto as demonstrated by a UCC-11 search form or other comparable document obtained by the Bank at the sole cost and expense of the Borrowers; provided, however, that to the extent the Bank
                              --------  -------
does not possess such perfected, first priority security interest on such date the Borrowers, at the Bank's sole discretion and to its satisfaction, may take all necessary steps to cure such defect as soon as possible; and

          (v) to the extent Safaris Events, Inc. is the Borrower which has performed the services related to the Receivable, the Receivable shall have been reported on an actual invoice date satisfactory to the Bank.

          In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Bank in the exercise of its sole and absolute discretion shall control.

          "Equipment" shall mean goods purchased for or used primarily in
           ---------
business in which a security interest in favor of the Bank may be perfected by the filing of UCC-1 financing statements, and shall include capital assets that are depreciated in accordance with the Internal Revenue Code of 1986, as amended.

          "Equipment Facility" shall mean the line of credit established
           ------------------
pursuant to Article IV of this Agreement to fund the purchase of new equipment
            ----------
or refinancing of existing equipment financing by any Borrower.

          "Equipment Facility Commitment" shall mean the commitment by the Bank
           -----------------------------
to make direct loan advances to any Borrower to fund any of the approved purposes for which the Equipment Facility was established in the aggregate principal amount at any one time outstanding not to exceed United States One Million Dollars (U.S. $1,000,000).

          "Equipment Facility Obligations" shall mean the joint and several
           ------------------------------
obligations of the Borrowers to repay all advances of the Equipment Facility, with interest thereon, at the times and in the amounts provided in the Equipment Facility Promissory Note, and any related obligations for the payment of fees and expenses provided for by the terms of this Agreement.

          "Equipment Facility Promissory Note"  shall mean the promissory note
           ----------------------------------
of even date herewith executed by the Borrowers in favor of the Bank and containing the terms and conditions under which the principal amount of advances made under the Equipment Facility, together with interest thereon, will be repaid.

          "Event of Default" shall mean any of the events specified in Section
           ----------------                                            -------
12.1 hereof, provided that any requirement for the
----
giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Expiry Date" shall mean, with respect to any Standby Letter of Credit
           -----------
issued by the Bank hereunder, the date upon which the Bank is no longer obligated to honor a drawing upon such Standby Letter of Credit.

          "Financing Documents"  shall mean, collectively, this Agreement, all
           -------------------
Applications and Agreements for Standby Letters of Credit and Standby Letters of Credit issued pursuant thereto, the Acquisition Facility Promissory Note, the Equipment Facility Promissory Note and the Working Capital Line of Credit Promissory Note and any other documents, certificates and agreements which are hereafter executed and delivered by one or more Borrowers or any other Person in connection with any of the Borrowers' Obligations.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles applied on a uniform basis consistent with principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors in effect on August 31, 1996 and to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for their most recently ended fiscal year; provided that, if FASB, after the date hereof, shall promulgate or adopt principles that are materially different from those in effect on August 31, 1996, the Borrowers and the Bank will endeavor in good faith to amend this Agreement in order to amend the definition of GAAP to include different principles and provisions so as to reflect in substance the same limitations and restrictions in effect prior to such amendment to the definition of GAAP hereunder.

          "Governmental Authority or Authorities" shall mean any governmental or
           -------------------------------------
quasi-governmental entity, court or tribunal including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any foreign or domestic governmental entity.

          "Initial Public Offering" shall mean the initial offering by
           -----------------------
Production Group of a portion of its capital stock in a public or private transaction.

          "Intangibles" shall mean intangible assets as determined under GAAP
           -----------
for the period in question and shall include but not be limited to goodwill, investment in subsidiaries, other assets deposits, general intangibles and video libraries.

          "Leverage Ratio" shall mean, for any date, the ratio of all
           --------------
outstanding borrowings and indebtedness (including but not limited to the face amount of any letters of credit and the portion of any amount payable in connection with any borrowing or indebtedness included in Current Liabilities but specifically excluding trade payables incurred in the ordinary course of business) of the Borrowers on such date to Total Equity on such date.

          "Original Agreement" shall have the meaning given such term in the
           ------------------
Recitals herein.

          "Participating Interest" shall mean the acquisition of a financial,
           ----------------------
economic or voting interest in any asset.

          "Permitted Liens" shall mean (a) liens or security interests in favor
           ---------------
of the Bank; (b) existing liens or leases described in Schedule I attached
                                                       ----------
hereto and made a part hereof; (c) liens arising or created in the future with the prior written consent of the Bank; and (d) purchase money security interests in equipment, except to the extent that such equipment is financed or refinanced under the Equipment Facility.

          "Person"  shall mean an individual, a partnership, a limited liability
           ------
company, a corporation, a trust, any other organization or entity or any government or governmental body or authority.

          "Prime Rate" shall mean the greater of (a) the floating and
           ----------
fluctuating per annum prime rate of interest established and declared by the Bank from time to time, and (b) the average rate, rounded to the nearest one-tenth of one percent (0.1%), for 90-day maturity dealer-placed commercial paper for the week most recently reported in the Federal Reserve Statistical Release number H15, entitled "Selected Interest Rates" (or any succeeding publication). The Prime Rate is an index determined by the Bank and does not represent the lowest rate of interest charged by the Bank to any borrower or class of borrowers. Each time the Prime Rate shall change, the rate of interest, which is applicable to any of the Borrowers' Obligations bear interest on the basis of the Prime Rate, shall change immediately and contemporaneously with each such change of the Prime Rate.

          "Proceeds"  or "proceeds"  shall mean, when used with respect to any
           --------       --------
of the Collateral, all cash and non-cash proceeds within the meaning of the Uniform Commercial Code as adopted by the state in which the Collateral to which such Proceeds relate is or was located, and shall include the proceeds of any and all insurance policies.

          "Receivables Collateral Value" shall mean the Advance Rate Percentage
           ----------------------------
multiplied by the aggregate amount of the Borrowers' Eligible Receivables for purposes of determining the Available Working Capital Line of Credit Commitment.

          "Standby Letter of Credit" shall mean a Standby Letter of Credit
           ------------------------
issued by the Bank under the Working Capital Line of Credit to a designated beneficiary for the account of a Borrower, upon receipt of an executed Application and Agreement for Standby Letter of Credit, which Standby Letter of Credit will be in form and content satisfactory to the Bank in all respects.

          "Subsidiary" shall mean, with respect to any Person, any other Person
           ----------
owning or controlling (a) securities having ordinary voting power to elect a majority of the board of directors (or Persons having a similar function), or
(b) other ownership interests constituting a majority voting interest.

          "Subordinated Debt Service Ratio" shall mean, for any date, the ratio
           -------------------------------
of Consolidated EBITDA to Subordinated Debt Service.

          "Subordinated Debt Service" shall mean, for any date, an amount equal
           -------------------------
to the sum of all regularly scheduled payments of principal, interest, fees and other amounts payable during the period in question by the Borrowers with respect to obligations, contingent or otherwise, subordinate in right of payment to the Borrowers' Obligations including any redeemable common stock.

          "Taxes" shall mean the taxes and assessments whether general or
           -----
special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on any Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

          "Termination Date" shall mean, for each of the Credit Facilities, the
           ----------------
date set forth below:

Credit Facility                            Termination Date
----------------                           ----------------
Acquisition Facility                           May 31, 1998
Equipment Facility                             March 31, 1997
Working Capital Line of Credit                 March 31, 1997

(unless such date is not a Business Day, in which case the Termination Date shall be the next succeeding Business Day), unless the Termination Date is otherwise accelerated in accordance with Section 12.2 hereof or unless such
                                         ------------
Termination Date is extended in accordance with Section 13.17 hereof.  The
                                                -------------
effectiveness of this Agreement and of each of the other Financing Documents shall not be determined on the basis of the Termination Date, it being the intention of the parties that this Agreement and each of the other Financing Documents remain in full force and effect until the Borrowers' Obligations have been paid and performed in full.

          "Total Debt Service Ratio" shall mean, on any date, the ratio of
           ------------------------
Consolidated EBITDA to Total Debt Service.

          "Total Debt Service" shall mean, for any date, an amount equal to the
           ------------------
sum of all regularly scheduled payments of principal, interest, fees and other amounts payable during the period in question with respect to all obligations (excluding accounts payable outstanding 90 day or less), contingent or otherwise, which in accordance with GAAP should be classified on a balance sheet as liabilities(including obligations subordinate in right of payment to the Borrowers' Obligations), but in any event including accounts payable outstanding for more than 90 days, liabilities secured by any lien or security interest on, or any pledge of, property of any of the Borrowers, whether or not such secured liability is with or without recourse, capital leases and subleases, redeemable common stock, letters of credit and contingent liabilities (excluding endorsement of instruments for deposit or collection in the ordinary course of business).

          "Total Equity" shall mean all capital contributed to or retained by
           ------------
the Borrowers as may be referred to as shareholders' equity or another such term in accordance with GAAP.

          "Utilized Portion of the Acquisition Facility Commitment" shall mean
           -------------------------------------------------------
the sum of all outstanding advances under the Acquisition Facility with respect to which the Borrowers have not satisfied in full their Acquisition Facility Obligations.

          "Utilized Portion of the Equipment Facility Commitment" shall mean the
           -----------------------------------------------------
sum of all outstanding advances under the Equipment Facility with respect to which the Borrowers have not satisfied in full their Equipment Facility Obligations.

          "Utilized Portion of the Working Capital Line of Credit Commitment"
           -----------------------------------------------------------------
shall mean the sum of (a) all outstanding loan advances with respect to which the Borrowers have not satisfied in full their Working Capital Line of Credit Advance Obligations, and (b) all amounts which have been drawn and not reimbursed or are then available to be drawn by the beneficiaries of all Standby Letters of Credit with respect to which the Borrowers have not satisfied in full their Working Capital Line of Credit Obligations.

          "Working Capital Line of Credit" shall mean the line of credit
           ------------------------------
established pursuant to Article II of this Agreement to provide direct loan
                        ----------
advances and Standby Letters of Credit to finance the working capital needs of any Borrower.

          "Working Capital Line of Credit Commitment" shall mean the commitment
           -----------------------------------------
by the Bank to make direct loan advances to any Borrower and to issue Standby Letters of Credit for the account of any Borrower to satisfy any of the approved financing needs for which the Working Capital Line of Credit was established, the Borrowers' Obligations with respect to which shall not exceed United States Four Million Dollars (U.S. $4,000,000) in the aggregate principal amount at any one time outstanding.

          "Working Capital Line of Credit Obligations" shall mean the joint and
           ------------------------------------------
several obligations of the Borrowers to repay all loan advances under the Working Capital Line of Credit with interest thereon, at the time and in the amounts provided in the Working Capital Line of Credit Promissory Note, and to
                                                                        ---
reimburse the Bank for all drawings under Standby Letters of Credit, with interest thereon, at the times and in the amounts provided in the Applications and Agreements for Standby Letters of Credit, and any related obligations for the payment of fees and expenses provided for by the terms of this Agreement.

          "Working Capital Line of Credit Promissory Note" shall mean the
           ----------------------------------------------
promissory note of even date herewith executed by the Borrowers in favor of the Bank and containing the terms and conditions under which the principal amount of loan advances made under the Working Capital Line of Credit, together with interest thereon, will be repaid.

     Section 1.2    Uniform Commercial Code Terms.
                    -----------------------------

          "Accounts," "Chattel Paper," "Contract Rights," "Equipment," "General
           --------    -------------    ---------------    ---------    -------
Intangibles," "Instruments" and "Inventory" shall, in addition to any meaning
-----------    ----------        ---------
given to such term in this Agreement, have the respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the States in which any portion of the Collateral may be located, and shall also cover, without limitation, (a) any property specifically included in this Amended and Restated Agreement, (b) all property included in these respective terms, whether now owned or existing or hereafter acquired or created and (c) all proceeds (cash and noncash) of the foregoing and proceeds of such proceeds.

          "Receivables" shall mean the Borrower's now owned or hereafter
           -----------
acquired Accounts, Chattel Paper, Contract Rights, General Intangibles and Instruments, and all cash and non-cash proceeds thereof and proceeds of such proceeds.

     Section 1.3    Accounting Terms.  Unless specifically provided otherwise,
                    ----------------
all accounting terms (such as, by way of example, "Tangible Net Worth," "Net Worth," "Debt," and "Debt Service" shall have the definitions given to them in accordance with GAAP as applied to the applicable Person and its Subsidiaries, if any, on a consistent basis by its accountants in the preparation of its previous annual financial statements, and unless otherwise indicated, all accounting terms and covenants shall be applied on a consolidated basis. For purposes of the financial covenants contained in Article X of this Agreement,
                                                 ---------
subordinated debt which satisfies the requirements of clause (d) of the definition of "Eligible Acquisitions" shall be treated as equity.

     Section 1.4    ERISA Terms.  Certain terms used in this Agreement are
                    -----------
defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or are otherwise defined in the Internal Revenue Code of 1986, as amended (the "Code"). When and if used in this Agreement, such terms shall have the meanings given them in ERISA. Specifically, the following terms shall have the following meanings:

          "Accumulated Funding Deficiency" means an accumulated funding
           ------------------------------
deficiency, as defined in Section 302 of ERISA or Section 412(a) of the Code.

          "Commonly Controlled Entity" means any Subsidiary or any other trade
           --------------------------
or business (whether or not incorporated) which is under "common control" (as defined in the Code) and of which any Borrower or any of its Subsidiaries is a part.

          "Multiemployer Plan" means a multiemployer plan (as defined in ERISA)
           ------------------
to which any Borrower or any Commonly Controlled Entity, as appropriate, has or had an obligation to contribute.

          "Plan" means any pension, profit sharing, savings, stock bonus or
           ----
other deferred compensation plan which is subject to the requirements of ERISA, together with any related trusts.

          "Prohibited Transaction" means a "prohibited transaction" as defined
           ----------------------
in Section 406 of ERISA or Section 4975 of the Code.

          "Reportable Event" means a "reportable event" as defined by Title IV
           ----------------
of ERISA.

     Section 1.5    Other Definitional Provisions.
                    -----------------------------

          (a) All terms defined in this Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                                   ARTICLE II
                       THE WORKING CAPITAL LINE OF CREDIT

     Section 2.1    Working Capital Line of Credit Advances.
                    ---------------------------------------

          (a)  Direct Loan Advances.  Subject to the provisions of this
               --------------------
Agreement, including the satisfaction of the conditions precedent described in
Article VIII hereof, the Bank agrees to make direct loan advances under the
------------
Working Capital Line of Credit in Dollars from time to time during the Commitment Period, in amounts not to exceed the then Available Working Capital Line of Credit Commitment. Direct loan advances will be made by the Bank under the Working Capital Line of Credit in amounts of not less than $100,000 to the Borrowers' Account within one Business Day following receipt by the Bank of a written request therefor, together with a completed and executed Borrowing Base
Certificate substantially in the form of   Exhibit B attached hereto and made a
                                           ---------
part hereof.

          (b) Issuance of Standby Letters of Credit.  Subject to the provisions
              -------------------------------------
of this Agreement, including the satisfaction of the conditions precedent described in Article VIII hereof, and upon
             ------------
receipt of a completed and executed Application and Agreement for Standby Letter of Credit and a completed and executed Borrowing Base Certificate in substantially the form attached hereto as Exhibit B and made a part hereof, the
                                          ---------
Bank agrees to issue from time to time during the Commitment Period, Standby Letters of Credit under the Working Capital Line of Credit to beneficiaries designated by a Borrower, in stated amounts denominated in Dollars, not to exceed the then Available Working Capital Line of Credit Commitment. No Standby Letter of Credit shall have an Expiry Date which is later than one calendar year from the date of its issuance. In the event that the Expiry Date of any Standby Letter of Credit occurs after the Termination Date, the Borrowers will be obligated to prepay all of their Working Capital Line of Credit Obligations relating to such Standby Letter of Credit on the day immediately preceding the Termination Date. Standby Letters of Credit will be issued by the Bank as soon as practicable following receipt of the related Application and Agreement, the Borrowing Base Certificate and any other information which the Bank may require in order to issue the requested Standby Letter of Credit all in form and content satisfactory to the Bank in all respects.

     Section 2.2    Repayment and Prepayment of Working Capital Line of Credit
                    ----------------------------------------------------------
Advances.
--------

          (a) Repayment and Prepayment of Direct Loan Advances.  All direct loan
              ------------------------------------------------
advances under the Working Capital Line of Credit, together with interest thereon, must be repaid in accordance with the terms of the Working Capital Line of Credit Promissory Note. The Borrowers' Working Capital Line of Credit Obligations with respect to direct loan advances may be prepaid under the terms of the Working Capital Line of Credit Promissory Note and must be prepaid from Proceeds of Receivables received by any Borrower, as provided in the Working Capital Line of Credit Promissory Note.

          (b) Reimbursement of Drawings under Standby Letters of Credit.
              ---------------------------------------------------------

          (i) The Borrowers' Working Capital Line of Credit Obligations in respect of each Standby Letter of Credit, including (without limitation) the Borrowers' obligations to reimburse the Bank for all drawings honored under each Standby Letter of Credit, together with any interest thereon, shall be set forth in the related Application and Agreement.

          (ii) The terms of each Application and Agreement for Standby Letters of Credit are incorporated herein by reference. To the extent that there is any direct conflict between the terms of any Application and Agreement for Standby Letter of Credit and this Agreement, the terms of this Agreement will prevail, except to the extent of (A) definitions contained in any Application and Agreement or (B) any provision contained in any Application and Agreement which subjects the Standby Letter of Credit issued pursuant thereto to the "Uniform Customs and Practice for

Documentary Credits" of the International Chamber of Commerce, as adopted from time to time.

          (iii) (A) Working Capital Line of Credit Obligations may be prepaid by the Borrowers, in whole but not in part for any one Standby Letter of Credit, at any time, without premium or penalty; provided, however, that the Borrowers shall give the Bank written notice of any prepayment no later than 12 noon on the date of such prepayment, and the Borrowers shall not be entitled to (1) a rebate of the amount so prepaid, unless the Standby Letter of Credit to which such prepayment relates expires without having been drawn by the beneficiary thereof, or (2) any interest on the amount so prepaid, unless the Borrowers elect to prepay the Working Capital Line of Credit Obligations relating to Standby Letters of Credit due to the imposition by the Bank of increased costs in accordance with the provisions of Section 5.3 hereof, in which case, at the
                                     -----------
time that either (A) the stated amount of each such Standby Letter of Credit is fully drawn by the beneficiary thereof and such drawing is honored by the Bank, or (B) each such Standby Letter of Credit expires without having been drawn by the beneficiary thereof, the Bank shall remit to the Borrowers interest on the amount prepaid, for the period from the date of prepayment to the date of the occurrence described in clause (A) or (B) above, at a rate equal to the bid rate obtainable by the Bank in the Interbank Eurodollar Market one Business Day after the date of the prepayment for deposits in a principal amount equal to the amount prepaid and with a maturity approximating the period from the date of prepayment to the date of the occurrence described in clause (A) or (B), minus all reasonable costs and expenses of the Bank incurred as a result of such prepayment and/or as a result of the investment of such prepaid sums.

          (B) Working Capital Line of Credit Obligations relating to any Standby Letter of Credit having an Expiry Date which is later than the Termination Date must be prepaid in full on the day immediately preceding the Termination Date, as this date may be accelerated in accordance with Section 12.2(a) of this
                                                   ---------------
Agreement or extended in the sole and absolute discretion of the Bank in accordance with Section 13.17 of this Agreement.
                -------------

          (C) Unless the remaining Receivables Collateral Value continues to support the then outstanding Borrowers' Working Capital Line of Credit Obligations, the Borrowers' Working Capital Line of Credit Obligations relating to Standby Letters of Credit must be prepaid from Proceeds of Receivables received by any Borrower in amounts which exceed the Borrowers' Working Capital Line of Credit Obligations relating to direct loan advances.


                                  ARTICLE III
                            THE ACQUISITION FACILITY

     Section 3.1    Advances under the Acquisition Facility.  Subject to the
                    ---------------------------------------
provisions of this Agreement, including the
satisfaction of the conditions precedent described in Article VIII hereof, the
                                                      ------------
Bank agrees to make direct loan advances under the Acquisition Facility in Dollars from time to time during the Commitment Period, in amounts not to exceed the then Available Acquisition Facility Commitment. Direct loan advances under the Acquisition Facility will be made by the Bank in amounts of not less than $100,000 to the Borrowers' Account within one Business Day following receipt by the Bank of written request therefore, together with all of the documents needed to substantiate the financing of an Eligible Acquisition. On or about the Effective Date of this Agreement and provided that all conditions precedent described in Article VIII hereof have been satisfied, an initial advance of the
             ------------
Acquisition Facility will be made for the purpose of refinancing the bridge loan in the original principal amount of $2,500,000 which was extended to the Borrowers pursuant to the terms of the Bank Commitment Letter and related loan documents.

     Section 3.2    Repayment and Prepayment of Advances of the Acquisition
                    -------------------------------------------------------
Facility.  The principal amount of all direct loan advances under the
--------
Acquisition Facility, together with interest thereon, must be repaid and may be prepaid in accordance with the terms of the Acquisition Facility Promissory Note.


                                   ARTICLE IV
                             THE EQUIPMENT FACILITY

     Section 4.1    Advances of the Equipment Facility.  (a) Subject to the
                    ----------------------------------
provisions of this Agreement, including the satisfaction of the conditions precedent described in Article VIII hereof, the Bank agrees to make direct loan
                       ------------
advances under the Equipment Facility in Dollars from time to time during the Commitment Period, in the amount of up to 75% of the cost of new Equipment or 60% of the cost of used Equipment, not to exceed the then Available Equipment Facility Commitment. Direct loan advances under the Equipment Facility will be made by the Bank in amounts of not less than $100,000 to the Borrowers' Account within one Business Day following receipt by take Bank of a written request therefor, together with a completed and executed Borrowing Base Certificate in substantially the form attached hereto as Exhibit B-2 and made a part hereof and
                                          -----------
information describing the particular items of equipment to be financed or refinanced and evidence of the release and termination of record of any liens covering such equipment.

          (b) At the written request of a Borrower, advances will be made in the form of a loan by the Bank to fund the purchase of a portion of the cost of a particular item of Equipment (with the balance of the purchase price to be paid in cash by applicable Borrower prior to purchase), subject to an Equipment lease to the Borrower.

     Section 4.2    Repayment and Prepayment of Advances of the Equipment
                    -----------------------------------------------------
Facility.  (a) The principal amount of all direct loan
--------
advances under the Equipment Facility, together with interest thereon, must be repaid and may be prepaid in accordance with the terms of the Equipment Facility Promissory Note. The Equipment Facility Obligations must be prepaid from any Proceeds of the Equipment resulting from any sale for fair market value, casualty or otherwise, as provided in the Equipment Facility Promissory Note.

          (b) In the event that advances of the Equipment Facility are made to finance a portion of the purchase price of the cost of a particular item of equipment by the Bank, subject to a lease to a Borrower, the repayment of the advances, together with the financing cost associated with the lease transaction, will be made in accordance with an equipment lease between the Bank and applicable Borrower, with the joint and several guaranty of the other Borrowers, in the standard form used by the Bank in connection with similar equipment lease transactions.


                                   ARTICLE V
                           GENERAL CREDIT PROVISIONS

     Section 5.1    Payments.
                    --------

          (a) All payments by the Borrowers under this Agreement and the other Financing Documents of the Borrowers' Obligations, except as may be otherwise specifically provided in the Financing Documents, shall be made to the Bank at its office located at 25 South Charles Street, Baltimore, Maryland 21201, not later than 2:00 P.M., prevailing Washington, D.C. time, on the due date for such payment. If any amount payable to the Bank hereunder by the Borrowers shall not be paid when due or the payment is made in funds which are not immediately available, the Borrowers agree to pay to the Bank interest, to the extent permitted by applicable law, on such amount from such due date until such amount shall be paid in full or until funds are immediately available, as the case may be, at a rate which is at all times equal to (i) the then applicable rate for such overdue Borrowers' Obligations, plus two percent (2%) per annum, or (ii) in
                                     ----                  --- -----
the case of overdue fees and expense reimbursements as to which no interest rate is anticipated, the Prime Rate, plus two percent (2%) per annum. If any amount
                                ----                  --- -----
payable hereunder shall become due on a day other than a Business Day, then such due date shall be the next succeeding Business Day.

          (b) All payments to be made hereunder by the Borrowers shall be made in Dollars, without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed against any Borrower (collectively referred to in this paragraph as "Withholding Taxes"). If any Withholding Taxes are imposed and required to be withheld from any such payment, the Borrowers shall (i) increase the amount of such payment so that the Bank will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Withholding Taxes) equal to the amount due hereunder, (ii) pay such Withholding Taxes to the appropriate taxing authority for the account of the Bank, and (iii) as promptly as possible thereafter, send the Bank an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) showing payment thereof, together with such additional documentary evidence as the Bank may from time to time reasonably require. If the Borrowers fail to perform their obligations to the Bank under parts (ii) or (iii) of the preceding sentence, the Borrowers shall jointly and severally indemnify the Bank for any such Withholding Taxes that are paid by the Bank plus all incremental Withholding Taxes, interest or penalties that may
     ----
become payable as a consequence of such failure.

     Section 5.2    Illegality.  Notwithstanding any other provision of this
                    ----------
Agreement, in the event that it shall become unlawful for the Bank to maintain any aspect of its commitment to provide the Credit Facilities contemplated by this Agreement, including (without limitation) the issuance of Credit Facilities for the benefit of, or in connection with any transaction involving, any Person resident of a country in which the Bank is not permitted by the Office of Foreign Assets and Control of the United States Treasury Department or any other Governmental Authority to do business, the commitment of the Bank to extend any of the Credit Facilities so affected shall be cancelled, and, the Borrowers agree to prepay to the Bank, within thirty (30) calendar days of receipt of written demand by the Bank, all of the outstanding Borrowers' Obligations to which that portion of the commitment which is terminated as a result of illegality relates. The Bank agrees that it will take such steps as may be reasonably available to it to avoid or mitigate any illegality, provided that the taking of such steps shall not in the opinion of the Bank be materially prejudicial to it.

     Section 5.3    Increased Costs.  In the event that any change in applicable
                    ---------------
law, treaty, regulation or directive, or in the interpretation or application thereof, or compliance by the Bank with any request (whether or not having the force of law) of any relevant central bank or other comparable agency, shall affect obligations such as the Borrowers' Obligations or credit facilities such as the Credit Facilities with the result of any of the following:

          (a) subject the Bank to any tax of any kind whatsoever (other than Withholding Taxes referred to in Section 5.1(b) hereof for which the Bank was
                                 --------------
reimbursed by the Borrowers pursuant to the terms of that Section) with respect to this Agreement or any of the other Financing Documents, any portion of the Credit Facilities which are contemplated to be extended hereunder or of the Borrowers' Obligations with respect thereto, or any other transactions contemplated hereby or by the terms of any of the other Financing Documents, or

          (b) change the basis of taxation of payments to the Bank of any portion of the Borrowers' Obligations, fees, commissions or any other amounts payable under this Agreement or under the other Financing Documents (except for changes in the rate of tax on the overall net income of the Bank), or

          (c) impose, modify or deem applicable any reserve, special deposit or similar requirement against foreign assets held by, or deposits in or for the account of, or advances or loans by, or acceptances created by, or any other acquisition of funds by, any office of the Bank, or

          (d) increase the amount of capital required or expected to be maintained by the Bank, or by any corporation controlling the Bank (a "Parent"), or reduce the rate of return on capital earned by the Bank or any Parent, (as determined by the Bank or any Parent taking into consideration their internal policies with respect to capital adequacy and desired return on capital), which increased capital or reduced rate of return on capital is applied to assets such as the Credit Facilities or Borrowers' Obligations or any portion thereof, or

          (e) impose upon the Bank any other condition with respect to this Agreement or the transactions contemplated hereby or by the other Financing Documents, the result of which is to increase the actual cost to the Bank of extending any of the Credit Facilities under this Agreement or the other Financing Documents or to reduce any amount receivable by the Bank under this Agreement or under the other Financing Documents or to increase the capital or reduce the rate of return on capital which the Bank or any Parent is required or expected to maintain as a result of this Agreement, the other Financing Documents, the Credit Facilities, the Borrowers' Obligations or any portion thereof, then the Borrowers shall pay to the Bank within thirty (30) days of a
         ----
written demand by the Bank, additional amounts which will compensate the Bank or any Parent so affected for such increased cost, reduced amount Receivable, increased capital or reduced return on capital, as the case may be. Each such demand by the Bank shall be accompanied by a certificate setting forth in reasonable detail (i) the change that gave rise to such increased cost, reduced amount receivable, increased capital or reduced rate of return on capital, (ii) the additional amounts payable pursuant to the foregoing sentence, and (iii) a calculation of such amount, which certificate shall be conclusive absent manifest error.

          Upon the occurrence of any of the foregoing events, the Borrowers shall have the option, upon not less than five (5) Business Days' prior written notice to the Bank, to prepay to the Bank all of the then outstanding Borrowers' Obligations to which such increased costs relate and all other related sums due by the Borrowers under the terms of this Agreement and the other Financing Documents, in which event that portion of the Bank's commitment to extend the Credit Facilities so affected shall immediately be cancelled. In the event that the Borrowers elect to prepay the

Borrowers' Obligations or any portion thereof in accordance with the preceding sentence, all provisions herein regarding prepayment shall apply and the Borrower will still be obligated to pay to the Bank the additional amounts described by this Section 5.3 with respect to all periods in which the affected
                  -----------
Borrowers' Obligations remained outstanding.

     Section 5.4    Computations.  All computations of interest and fees shall
                    ------------
be made on the basis of a 360-day year of twelve 30-day months.

     Section 5.5    Application of Payments.  All payments (including
                    -----------------------
prepayments) made by the Borrower in respect of the Borrowers' Obligations shall be applied by the Bank first to the payment of any prepayment fee then due,
                       -----
second to the payment of accrued and unpaid interest, and then to the payment of
------                                                    ----
the principal amount of the Borrowers' Obligations to which such payment pertains. All partial prepayments of the Acquisition Facility and the Equipment Facility shall be applied to principal installments in the inverse order of their maturity as specified in the Acquisition Facility Promissory Note and the Equipment Facility Promissory Note, respectively. All partial prepayments of the Working Capital Line of Credit shall be applied first to the repayment of direct loan advances and then to prepayment of reimbursement obligations in respect of Standby Letters of Credit.

     Section 5.6    Reliance by Bank on Communications and Authorizations from
                    ----------------------------------------------------------
Production Group on behalf of the Borrowers.  In making advances or issuing the
-------------------------------------------
Standby Letters of Credit under any of the Credit Facilities contemplated by this Agreement, the Bank shall be authorized to rely on any request, direction, notice or other communication which appears to have been executed and delivered by any one or more of the authorized of officers of Production Group who are designated in the certificate delivered to the Bank as required by the terms of the Bank Commitment Letter or pursuant to this Agreement and the other Financing Documents. In the event that the officer(s) authorized to deliver such documents or to take action hereunder on behalf of the Borrowers become unavailable or unable to do so, the President of Production Group shall appoint a successor or successors and shall furnish the Bank with a certified copy of the authorizing resolution and the specimen signature of each officer so appointed to act on behalf of the Borrowers pursuant to this Agreement and the other Financing Documents.

     Section 5.7    Joint and Several Liability; Right of Contribution.  All of
                    --------------------------------------------------
the Borrowers' Obligations are the joint and several obligations of all of the Borrowers and all parties which hereafter become Subsidiaries of any Borrower, which are required by the terms of Section 9.10 of this Agreement to become
                                   ------------
Borrowers by executing and delivering an Assumption Agreement in the form attached hereto as Exhibit E and made a part hereof.
                   ---------

          Notwithstanding the foregoing, each Borrower shall have a right of contribution to obtain reimbursement from each other Borrower for any payment made by such Borrower in respect of the Borrowers' Obligations to the extent that such payment exceeds the benefit realized by such Borrower under the Credit Facilities. Any right of contribution among the Borrowers which arises as a result of payments made in respect of the Borrowers' Obligations under the Financing Documents shall be subordinate in all respect to the Bank's right to receive payment in full of the Borrowers' Obligations. The Borrowers acknowledge and agree that the right of contribution set forth above shall not in any event be construed in a manner inconsistent with the joint and several liability of each of the Borrowers for the Borrowers' Obligations.


                                   ARTICLE VI
                                    SECURITY

     Section 6.1    Financing Documents.  The Borrowers' Obligations to the Bank
                    -------------------
in respect of the Credit Facilities are evidenced and secured by the Financing Documents. This Agreement together with each of the other Financing Documents and such filings, recordations and possessions as required hereby and thereby collectively create a first priority, valid and enforceable security interest in the Collateral.

     Section 6.2    Collateral.  As security and collateral for the repayment of
                    ----------
the Borrowers' Obligations, each Borrower hereby grants to the Bank a lien on and security interest in all of the following (collectively, the "Collateral"), subject only to Permitted Liens securing purchase money or lease financing of equipment which has not been refinanced under the Equipment Facility:

          (a) All Equipment.  All of the now owned and hereafter acquired
              -------------
machinery, Equipment, furniture, fixtures (whether or not attached to real property), vehicles, supplies and other tangible personal property of the Borrower, including any leasehold interests therein and all substitutions, replacement parts and annexations thereto, and including all improvements and accessions thereto and all spare parts, tools, accessories and attachments now owned or hereafter acquired in connection therewith, and any maintenance agreements applicable thereto, and all proceeds and products thereof, including sales proceeds, and all rights thereto.

          (b) Receivables.  All of the Borrower's now owned and hereafter
              -----------
acquired and/or created accounts, accounts receivable, contracts, contract rights, instruments, documents, chattel paper, notes, notes receivable, drafts, acceptances, general intangibles (including, but not limited to, trademarks, trade names, licenses and patents), and other choses in action (not including salary or wages), and all proceeds and products thereof, and all rights thereto, including, but not limited to, proceeds of inventory and returned goods and proceeds arising from the sale or lease of or the providing of inventory, goods, or services by the Borrower, as well as all other rights of any kind, contingent or non-contingent, of each Borrower to receive payment, benefit or credit from any person or entity, including, but not limited to, the right to receive tax refunds or tax rebates.

          (c) Inventory.  All of the Borrower's now owned and hereafter acquired
              ---------
inventory, wherever located, including, but not limited to, goods, wares, merchandise, materials, raw materials, parts, containers, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, all goods returned for credit, repossessed, reclaimed or otherwise reacquired by the Borrower, whether located at facilities owned or leased by the Borrower, in the course of transport to or from account debtors, placed on consignment, or held at storage locations, and all proceeds and products thereof and all rights thereto, including, but not limited to, all sales proceeds, all chattel paper related to any of the foregoing and all documents, including, but not limited to, documents of title, bills of lading and warehouse receipts related to any of the foregoing.

          (d) Other Property.  All now owned and hereafter acquired assets of
              --------------
the Borrower, other than receivables, equipment and inventory, including, but not limited to, all advances, leases, rents, chattels, leasehold improvements, installment purchase and/or sales contracts, bonds, stocks, certificates, deposits, trademarks, tradenames, licenses, patents and insurance policies, including cash values.

          Notwithstanding the foregoing, the Bank acknowledges and agrees that the Collateral does not include (i) deposits held in escrow or trust by any Borrower for another Person, or (ii) deposits held for payroll taxes.

          The Borrowers further agree that the Bank shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code of each of the States in which the Collateral or any portion thereof is located, as well as those provided in this Agreement.

     Section 6.3    Location of Collateral; Principal Place of Business.  Each
                    ---------------------------------------------------
Borrower agrees to (a) keep the Bank informed as to the location of the Collateral and the address of the Borrower's principal place of business, (b) give the Bank prior notice of any contemplated changes of location of Collateral (other than any changes to the location of any other Borrower's principal place of business or other office location described in Schedule II attached hereto
                                                  -----------
and made a part hereof), (c) give the Bank prior notice of any contemplated changes in the Borrower's principal place of business and (d) not change the location of any of the Collateral

(other than any changes to the location of any other Borrower's principal place of business or other office location described in Schedule II attached hereto
                                                  -----------
and made a part hereof), or the Borrower's principal place of business, without the prior written consent of the Bank.

     Section 6.4    Loss of Collateral.  The Bank shall not be liable for any
                    ------------------
loss of any Collateral in its possession other than losses which occur as a direct result of the gross negligence or wilful misconduct of the Bank's officers, directors or employees. No loss of any Collateral shall diminish the debt due pursuant to this Agreement and the other Financing Documents.

     Section 6.5    Filing of Financing Statements; Perfection of Security
                    ------------------------------------------------------
Interest in Collateral.  Whenever permitted, the security interest created by
----------------------
this Agreement shall be perfected by the filing of financing statements which fully comply with Article 9 of the Uniform Commercial Code, as adopted by each of the States in which the Collateral or any portion thereof may be located, in such offices as may be required by the Bank. In all other cases the security interest created by this Agreement shall be perfected in accordance with all applicable governing law. The parties agree that:

          (a) with respect to any such financing statement, a carbon, photographic or other reproduction of a security agreement or a financing statement is sufficient as a financing statement for purposes of Section 9-402 of the Uniform Commercial Code;

          (b) all necessary continuation statements shall be filed by the secured party or its assigns named therein within the time prescribed by Article 9 of the Uniform Commercial Code, as adopted by each of the States in which the Collateral or any portion thereof may be located, in order to continue the perfection of the security interests created by this Agreement;

          (c) if at any time any of the information contained in any financing statement filed in connection with the security interests created by this Agreement, including without limitation, the description or location of the Collateral or the name and address of the applicable Borrower, shall change in such manner as to cause such financing statement to become misleading in any material respect or as may impair the perfection of the security interests intended to be created by this Agreement, then the appropriate Borrower shall promptly prepare an amendment to such financing statement as may be necessary to continue the perfection of the security interest intended to be created by this Agreement, obtain the signatures of the debtor and secured party upon such amendment, and file the same in any office where such amendment is required to be filed to continue the perfection of the security interests created by this Agreement;

          (d) upon the request of the Bank, the Borrowers shall prepare, have executed and file any amendments to the financing statements filed with respect to the security interests created by this Agreement in such form as the Bank may require;

          (e) the Borrower shall bear all costs of any and all of the filings described in this Section 6.5, including any recordation taxes payable as a
                  -----------
result of such filings; and

          (f) upon request by the Bank (i) at any time after the occurrence of a Default or an Event of Default under the Financing Agreement or any of the other Financing Documents referred to therein, (ii) for the purpose of enabling the Bank to comply with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or (iii) at any time that the Bank reasonably believes that the security for the Borrowers' Obligations may be impaired, the Borrowers shall provide, at their expense, an opinion of counsel as to the effectiveness and perfection of the Bank's lien on the Collateral or any portion thereof.


                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

          To induce the Bank to make the Credit Facilities available to the Borrowers pursuant to this Agreement and the other Financing Documents, each Borrower represents and warrants to the Bank as follows, each of such representations and warranties to be reconfirmed by each Borrower at the time each direct loan advance is made and each Standby Letter of Credit is issued under any of the Credit Facilities, it being the affirmative obligation of each Borrower to notify the Bank in writing of any facts which would in any way affect its ability to make the representations contained in the Article VII at
                                                                -----------
any subsequent date:

     Section 7.1    Subsidiaries.  The only subsidiaries of Production Group
                    ------------
International, Inc. are the other Borrowers. No other Borrower has any Subsidiaries.

     Section 7.2    Good Standing.  Except as set forth on Schedule VII attached
                    -------------
hereto, the Borrower (i) is a corporation duly organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, (ii) has the corporate power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     Section 7.3    Corporate Authority.  The Borrower has full corporate power
                    -------------------
and authority to enter into and execute and deliver this Agreement and each of the other Financing Documents executed and delivered by the Borrower, and to incur and perform the Borrowers' Obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and all material governmental licenses, authorizations, consents and approvals required. No consent or approval of stockholders or of any other person or public authority or regulatory body is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents, or if required the same has been duly obtained.

     Section 7.4    Binding Obligations.  This Agreement and each of the other
                    -------------------
Financing Documents executed and delivered by the Borrower have been properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower in accordance with their respective terms.

     Section 7.5    Litigation.  There is no litigation or proceeding pending
                    ----------
or, so far as the Borrower knows, threatened before any court or administrative agency which, in the opinion of the officers of the Borrower, will materially adversely affect the financial condition or operations of the Borrower or the authority of the Borrower to enter into, or the validity or enforceability of, this Agreement or any of the other Financing Documents executed and delivered by the Borrower.

     Section 7.6    No Conflicting Agreements.  There is (i) no charter, by-law
                    -------------------------
or preference stock provision of the Borrower and no provision of any existing contract or agreement binding on the Borrower or affecting its property, and
(ii) to the knowledge of the Borrower, no law binding upon the Borrower or affecting any of its property, which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower, or which would be in default or violated as a result of such execution, delivery or performance.

     Section 7.7    Financial Condition.  The consolidated and consolidating
                    -------------------
balance sheets of the Borrowers as of August 31, 1995 (certified by Ernst & Young) and June 30, 1996, together with statements of profit and loss and of surplus for the period then ended, together with the ten month interim statement for the period ended June 30, 1996, prepared by the Borrowers, and together with the projections of financial condition for fiscal years ending August 31, 1996, August 31, 1997 and August 31, 1998, prepared by the Borrowers, all of which were heretofore delivered to the Bank, are complete and correct and fairly present the financial position of the Borrowers and the results of their operations and transactions in their surplus account(s) as of the dates and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved; provided, however, that to the extent such balance sheets reflect the financial information of any corporation acquired by the Borrowers during the current fiscal year, such financial information complies with GAAP to the best of the Borrower's knowledge except as specifically noted, since full audit of the acquired corporation's financial information will not take place until the fiscal year end. There are no liabilities (of the type required to be reflected on balance sheets prepared in accordance with GAAP), direct or indirect, fixed or contingent, of any Borrower as of the date of such balance sheets which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of any Borrower since the date of such balance sheets (and to any Borrower's knowledge no such material adverse change is pending or threatened), and no Borrower has guaranteed the obligations of, or made any investment in or loans to, any person except as disclosed in such balance sheets. Each Borrower has good and marketable title to all of its properties and assets, and all of such properties and assets are free and clear of encumbrances, except as reflected on such balance sheets or in the notes thereto.

     Section 7.8    Tax Returns.  The Borrower has filed or caused to be filed
                    -----------
all required federal, state and local tax returns and has paid all taxes as shown on such returns to the extent that such taxes have become due. No claims have been assessed and are unpaid with respect to such taxes except as shown in the financial statements referred to in Section 7.7 above.
                                        -----------

     Section 7.9    Compliance with Laws Generally.  To the best of its
                    ------------------------------
knowledge, the Borrower is not in violation of any law, ordinance, governmental rule or regulation to which the Borrower is subject (including, without limitation, any laws relating to employment practices or to environmental, occupational and health standards and controls) and the violation of which would have a material adverse effect on the conduct of the Borrower's business, and the Borrower has obtained any and all licenses, permits, franchises and other governmental authorizations necessary for the ownership and operation of its properties and business.

     Section 7.10   Margin Stock.  None of the proceeds of any of the Credit
                    ------------
Facilities will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

     Section 7.11   ERISA.  (i) Any Plan established and maintained by the
                    -----
Borrower or any Commonly Controlled Entity is a qualifying plan under the applicable requirements of ERISA, and there is no current matter which would materially adversely affect the qualified tax-exempt status of any Plan; (ii) neither the Borrower nor any Commonly Controlled Entity has engaged in or is engaging in any Prohibited Transaction or has incurred any Accumulated Funding Deficiency in connection with any such Plan, whether or not waived, and no Reportable Event has occurred with respect to any Plan subject to the minimum funding requirements of Section 412 of the Code; (iii) no Multiemployer Plan has terminated, as that term is defined in ERISA; (iv) neither the Borrower nor any Commonly Controlled Entity has "withdrawn" or "partially withdrawn" from any Multiemployer Plan; and (v) no Multiemployer Plan is in "reorganization" nor has notice been received from the administrator of any Multiemployer Plan that any such Plan will be placed in "reorganization."

     Section 7.12   Governmental Consents.  Neither the nature of the Borrower's
                    ---------------------
business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the extension of the Credit Facilities is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, on the part of the Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents.

     Section 7.13   No Default or Event of Default.  No event has occurred which
                    ------------------------------
would constitute a Default or an Event of Default under this Agreement or any of the other Financing Documents. The Borrower is not in default under the terms of any other agreement or instrument to which the Borrower may be a party or by which any of the security for any of the Credit Facilities may be bound or subject.

     Section 7.14   Other Liens.  The Borrower represents and warrants that,
                    -----------
except for Permitted Liens, there are no liens or encumbrances of any kind affecting the Collateral or any of the Borrower's assets or property, and the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Collateral or any other security for the Borrowers' Obligations.

     Section 7.15   Prior Names; Trade Names; Principal Place of Business. The
                    -----------------------------------------------------
Borrower's correct name, including any prior names and trade names, and the location of its principal place of business, within the meaning of the Uniform Commercial Code, and any other offices maintained by it are correctly represented in Schedule II attached hereto and made a part hereof.
               -----------

     Section 7.16   Nature of Financing; Usury.  The Credit Facilities are being
                    --------------------------
extended to a business or commercial organization, or solely for the purpose of enabling the Borrowers to conduct a business or commercial enterprise.

     Section 7.17   Purposes.  None of the Borrowers have utilized any funds
                    --------
previously drawn under the Working Capital Line of Credit to finance, refinance or secure an acquisition, merger or other transaction whereby a Borrower would obtain an equity or other Participating Interest in another entity.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

          The obligation of the Bank to extend any of the Credit Facilities to or on behalf of any Borrower is subject to the following conditions precedent:

     Section 8.1    Receipt and Approval of Documents Required by Bank
                    --------------------------------------------------
Commitment Letter.  All of the documents required by the Bank Commitment Letter
-----------------
shall have been received and approved by the Bank and its counsel, and the Bank shall be satisfied that the Borrowers have otherwise complied with all of the terms and conditions of the Bank Commitment Letter.

     Section 8.2    Approval of Bank's Counsel.  All legal matters incident to
                    --------------------------
the Credit Facilities and all documents necessary in the opinion of the Bank to the extension of such Credit Facilities shall be satisfactory in all respects to counsel for the Bank.

     Section 8.3    Compliance. As of the date of the execution and delivery of
                    ----------
this Agreement, (a) the Borrowers shall have complied with, and shall then be in compliance with, all the terms, covenants and conditions of this Agreement and in the other Financing Documents which are binding upon it, (b) there shall exist no Default or Event of Default, and (c) the representations and warranties contained in Article VII hereof shall be true and correct.
             -----------

     Section 8.4    Bank's Fees and Expenses.  The Borrowers shall have paid all
                    ------------------------
of the fees and expenses described in Section 13.3 hereof which are then due and
                                      ------------
payable.

     Section 8.5    Principal Payment.  On November 27, 1996, the Borrowers
                    -----------------
shall pay to the Bank $500,000 as a repayment of principal of a portion of the Acquisition Facility.

     Section 8.6    Conditions to Execution of this Agreement.  In connection
                    -----------------------------------------
with the execution and delivery of this Agreement, each of the Borrowers shall have delivered:

          (a) an opinion of counsel as to its due authority to enter into this Agreement and the enforceability of its obligations hereunder in form and substance satisfactory to the Bank and the Bank's counsel;

          (b) certified organizational documents for such Borrower;

          (c) resolutions of such Borrower approving the execution, delivery and performance of this Agreement;

          (d) an officer's certificate indicating persons authorized to execute this Agreement on behalf of such Borrower;

          (e) each subordination agreement entered into by a party listed on
Schedule VI except for Barbara Boggs, Ellen Proxmire, Harriet Schwartz, and David Elmore (Safaris Events, Inc.); and

          (f) with respect to each investor entering into a debt service guaranty pursuant to Section 9.11 hereof, an opinion of counsel as to due authority and enforceability of such debt service guaranty.

     Section 8.7    Acquisitions by the Borrowers.  Any acquisition, merger or
                    -----------------------------
other transaction whereby a Borrower would obtain an equity or other Participating Interest in another entity shall be an Eligible Acquisition regardless of whether such acquisition was funded from the Acquisition Facility.

     Section 8.8    Termination of Standby Letters of Credit.  The Borrowers
                    ----------------------------------------
shall:

          (a) provide the Bank with written notice of each Letter of Credit, Commercial Guaranty or other financing arrangement (the "L/C Debt") entered into with any bank other than the Bank;

          (b) by December 20, 1996, remit to the Bank as collateral security an amount equal to the aggregate outstanding L/C Debt (which amount shall be returned to the Borrowers by the Bank upon satisfaction of each condition set forth in this Section 8.8 determined in the Bank's sole discretion);

          (c) by December 6, 1996, make an application with the Bank pursuant to the terms and conditions hereof for Standby Letters of Credit in an aggregate amount equal to the aggregate outstanding L/C Debt; and

          (d) not cause the renewal or extension of any outstanding L/C Debt or the issuance of any additional L/C Debt, terminate any credit facility or arrangement with San Diego National Bank and, to the extent acceptable by the applicable beneficiary of L/C Debt, return to San Diego National Bank all outstanding L/C Debt for immediate cancellation.


                                   ARTICLE IX
                             AFFIRMATIVE COVENANTS

          Until payment and performance in full of the Borrowers' Obligations, each Borrower will perform each of the covenants contained in this Article IX.
                                                                   ----------

     Section 9.1    Financial Reporting.  The Borrower shall provide to the Bank
                    -------------------
the following financial information:

          (a) as soon as available but in no event more than 45 days after the end of each fiscal quarter, a consolidated balance sheet of the Borrowers as of the close of such period and consolidated income and expense statements and a consolidated statement of cash flows for such period, prepared in accordance with GAAP and certified by the chief financial officer or chief executive officer of Production Group and accompanied by a certificate of that officer as to (i) compliance with all covenants contained in the Financing Documents and
(ii) the occurrence of any Default or Event of Default under this Agreement or any of the other Financing Documents, and, if so, stating the facts with respect thereto; and

          (b) as soon as available but in no event more than 120 days after the close of Production Group's fiscal year, the Borrowers shall provide the Bank with a copy of their consolidated balance sheets as of the close of such period and their consolidated income and expense statements and a consolidated statement of cash flows for such period, prepared in accordance with United States generally accepted accounting principals and examined and certified by an independent accountant satisfactory to the Bank and accompanied by a certificate of the chief financial officer or chief executive officer of Production Group as to (i) compliance with all covenants contained in the Financing Documents and
(ii) the occurrence of any Default under this Agreement or any of the other Financing Documents, and, if so, stating the facts with respect thereto;

          (c) as soon as available but in no event more than 30 days after filing with the Internal Revenue Service, the Borrowers shall provide the Bank with a copy of their Federal income tax return for the immediately preceding fiscal year;

          (d) as soon as available but in no event more than 45 days after close of Production Group's fiscal quarter, the Borrowers shall provide the Bank with a copy of their projections of financial condition for each of the fiscal years remaining until the Termination Date of the Acquisition Facility;

          (e) whenever requested by the Bank, but in any event no less frequently than once per calendar month, within 30 days after the end of the previous month, reports with respect to (i) the Borrowers' Receivables, which reports shall include (without limitation) customer name, dollar amount, invoice date and number of days outstanding for each Receivable and (ii) the aging of the Borrowers' Receivables setting forth sufficient detail concerning the length of time each Receivable has been outstanding, collections for the prior month and delinquencies in the prior month all satisfactory in form to the Bank; and

          (f) such other information, reports or statements as the Bank may from time to time reasonably request.

     Section 9.2    Taxes and Claims.  The Borrower shall pay and discharge all
                    ----------------
Taxes due and owing by the Borrower to all governmental authorities, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or encumbrance upon any of its properties; provided, however, that in the event of a good faith dispute over Taxes, the Borrower shall provide the Bank with a bond or other evidence satisfactory to the Bank in its discretion of the Borrower's ability to pay such Taxes, together with any applicable interest and penalties.

     Section 9.3    Insurance.  The Borrowers shall provide or cause to be
                    ---------
provided to the Bank, and shall maintain, or cause to be maintained, in full force and effect at all times during the term of any of the Credit Facilities and at all times prior to the payment and performance in full of the Borrowers' Obligations, such policies of insurance as are normally maintained by similar businesses operating in the same vicinity as each of the Borrowers, which are underwritten by a company or companies reasonably satisfactory to the Bank and are in form and amounts reasonably satisfactory to the Bank, including, by way of example and not by way of limitation, at least the following:

          (a) permanent fire and hazard insurance or property damage insurance covering all real property improvements and all Equipment and Inventory and other personal property of all Borrowers wherever located, affording protection against at least loss or damage by fire or other hazards covered by the standard all-risk "extended coverage" endorsement (non-reporting form), including vandalism and malicious mischief and such other risks as shall be customarily covered with respect to similar property or as the Bank may from time to time otherwise require, in amounts not less than the lesser of (i) the aggregate principal amount of the Credit Facilities (whether or not such Credit Facilities have been fully utilized by the Borrowers from time to time) and (ii) the maximum amount available to the Borrowers from time to time, naming the Bank as mortgagee and loss payee;

          (b) public liability and property damage insurance for each Borrower to afford protection in amounts of not less than (i) $1,000,000 per occurrence and $3,000,000 for all annual occurrences in respect of bodily injury, and (ii) $250,000 per occurrence and $500,000 for all annual occurrences in respect of property damage, together with an endorsement naming the Bank as an additional insured;

          (c) workers' compensation insurance of each Borrower with coverage limits in accordance with the requirements of applicable laws or regulations; and

          (d) key man life insurance on Mark Sirangelo in the amount of not less than $4,000,000, together with an endorsement naming the Bank as an additional insured.

          Each such policy shall provide that the policy may not be surrendered, cancelled or substantially modified (including, without limitation, cancellation for nonpayment of premiums) without at least thirty (30) days' prior written notice to the Bank.

     Section 9.4    Corporate Existence.  The Borrower shall maintain in good
                    -------------------
standing its existence in the State of its incorporation and shall maintain its qualification to do business in each jurisdiction in which such qualification is necessary for the conduct of its business in such jurisdiction.

     Section 9.5    Chance in Management.  The Borrower shall give the Bank
                    --------------------
written notice within thirty (30) days following any change in the offices of president, chief executive officer or chief financial officer of any Borrower.

     Section 9.6    Compliance With Laws Generally.  The Borrower shall comply
                    ------------------------------
with all applicable laws, ordinances, governmental rules or regulations to which the Borrower is or becomes subject (including, without limitation, any laws relating to employment practices or to environmental, occupational and health standards and controls) and the violation of which would have a material adverse effect on the conduct of the Borrower's business, and the Borrower will maintain any and all licenses, permits, franchises and other governmental authorizations necessary for the ownership and operation of its properties and business.

     Section 9.7    Books and Records; Inspection.  The Borrower will keep
                    -----------------------------
adequate records and books of account with respect to its business, in accordance with GAAP; and permit the Bank, by its accountants, attorneys, officers or other agents to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with of officers of the Borrower at its offices at any time during normal business hours.

     Section 9.8    Litigation.  The Borrower shall give prompt notice in
                    ----------
writing, with a full description to the Bank, of all litigation and any other proceedings before any court or any governmental or regulatory agency affecting the Borrower which, if adversely decided, would materially adversely affect the conduct of the Borrower's business, the financial condition of the Borrower, or in any manner affect the security for the Credit Facilities or the Borrowers' Obligations.

     Section 9.9    Notification of Certain Events, Events of Default and
                    -----------------------------------------------------
Adverse Developments.  The Borrower shall promptly notify the Bank in writing
--------------------
within fifteen (15) Business Days of obtaining knowledge of the occurrence of the following (in each case describing in detail satisfactory to the Bank the nature thereof and the action the Borrower proposes to take with respect thereto):

          (a) any Default or Event of Default under this Agreement or any of the other Financing Documents;

          (b) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower which, if determined adversely to the Borrower, could have a materially adverse effect on the financial condition, properties or operations of the Borrower or could materially adversely affect the security for the Borrowers' Obligations or the ability of each Borrower to pay or perform in full the Borrowers' Obligations;

          (c) any notice, claim or demand from any governmental agency which alleges that the Borrower is in violation of any of the terms of, or has failed to comply with, any applicable order issued pursuant to any federal or state statute regulating its operation of business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; or

          (d) any other development in the business or affairs of the Borrower which could have a material adverse effect on the Borrower or could adversely affect the security for the Borrowers' Obligations of the ability of each Borrower to pay or perform in full the Borrowers' Obligations.

     Section 9.10   Addition of New Subsidiaries as Borrowers.  The Borrower
                    -----------------------------------------
hereby agrees to cause any entity which becomes a Subsidiary to become a Borrower under this Agreement by executing and delivering to the Bank an Assumption Agreement in substantially the form attached hereto as Exhibit D and
                                                                  ---------
made a part hereof, whereupon such new Subsidiary shall become jointly and severally liable, together with all other Borrowers, for the Borrowers' Obligations and will be entitled to have access to each of the Credit Facilities to the same extent as all other Borrowers. As a condition precedent to having access to the Credit Facilities, each new Subsidiary shall provide the Bank with certified copies of its corporate documents, resolutions authorizing the incurrence of joint and several liability for the Borrowers' Obligations, and Uniform Commercial Code, tax lien, judgment and pending suit searches in all jurisdictions designated by the Bank. The Borrower hereby acknowledges that any failure to act or delay in acting by the Bank in connection with its review of or comment upon any materials supplied by the Borrower pursuant to this Section
9.10 or otherwise shall not result in any liability, cost or expense to the Bank.

     Section 9.11   Debt Service Guaranty.  Production Group hereby agrees to
                    ---------------------
cause Sierra Ventures IV, L.P., Trident Capital Partners Fund-I, L.P., Trident Capital Partners Fund-I, C.V., WLD/Lamont Partners, T. Rowe Price Threshold Fund III, L.P. and First Plaza Group Trust to enter into a debt service guaranty substantially in the form of Exhibit F attached hereto.
                             ---------

     Section 9.12   Receivables Collection.  Except with respect to Spearhead
                    ----------------------
Exhibitions Limited and PGI Europe Limited, (a) by December 31, 1996, the Borrower shall (i) have completed and executed all paperwork and opened each account necessary to establish a lockbox account system at the Bank and (ii) be required to cause all amounts in any account controlled by it to be deposited to an account of such Borrower located at and under the control of the Bank (the "Lockbox Account") by the close of business on each Business Day thereafter, and
(b) by January 31, 1997, the Borrower shall be required to cause each account debtor who is obligated to such Borrower for a Receivable to pay the full amount of such Receivable to the Lockbox Account. The Borrower shall immediately deposit any amount it receives directly from an account debtor with respect to any Receivable into the Lockbox Account.

     Section 9.13   Cash Management System.  By December 31, 1996, the Borrower
                    ----------------------
shall have completed and executed all paperwork and opened each account necessary to establish a collection, concentration and disbursement system at the Bank. By January 31, 1997, the Borrower shall deposit all revenues earned and received to, and make all payments to creditors, vendors and other applicable parties from, such collection, concentration and disbursement system that will include payroll, investments and any lockbox or other deposit account (including the Lockbox Account defined in Section 9.12 hereof).
                                          ------------

     Section 9.14   Inspections.  The Borrowers shall permit the Bank to enter
                    -----------
its premises for the purpose of conducting inspections into the condition of the Borrowers' operations, including but not limited to the financial condition; provided that, prior to the occurrence of an Event of Default, (a) only upon twenty-four hours prior written notice and (b) only during normal business hours. By the end of February, 1997, the Borrowers shall have adopted procedures or established new systems to alleviate, and must have corrected, the conditions set forth on Schedule III attached hereto and such other conditions
                        ------------
as may be identified by the Bank.

     Section 9.15   Further Assurances.  The Borrower shall promptly execute and
                    ------------------
deliver all further instruments, documents, agreements, blank instruments of transfer and assignments including, without limitation, financing or continuation statements, or amendments thereto, and take all further action that may be necessary or desirable in the reasonable judgment of the Bank in order to obtain, maintain, perfect and protect any security interest granted or purported to be granted hereunder, including the security interest in after-acquired Collateral granted herein, to enable the Bank to comply with the Federal Assignment of Claims Act or any other federal or state law in order to obtain or perfect the Bank's interest in the Collateral, to obtain dividends, distributions and proceeds of the Collateral as provided herein and to enable the Bank to exercise and enforce its rights and remedies hereunder and under the Financing Documents.

          Section 9.16  Attendance at Closings of Eligible Acquisitions.  At
                        -----------------------------------------------
sole cost and expense (including but not limited to travel, lodging and related costs and expenses) of the Borrower, the Bank and any counsel selected by the Bank may attend any closing of an Eligible Acquisition without regard to location of such closing for the primary purpose of witnessing the execution of and collecting the documents related to such Eligible Acquisition. The Borrower shall inform the Bank of the date and place of such closing a reasonable time prior to such date.


                                   ARTICLE X
                              FINANCIAL COVENANTS

          Until payment and performance in full of the Borrowers' Obligations, the Borrowers will comply with each of the financial covenants contained in this

Article X, each determined as of the end of the applicable fiscal quarter.
---------

     Section 10.1   Net Worth.  On a consolidated basis, the Borrowers shall
                    ---------
maintain Net Worth (defined in accordance with GAAP) of not less than $22,900,000 as of June 30, 1996, which amount shall be increased on a cumulative basis by an amount equal to 50% of the consolidated net income generated during each fiscal quarter; provided, however, that, at the express written consent of
                     --------  -------
the Bank, Net Worth may be decreased by certain non-cash related downward adjustments in an amount not in excess of $14,500,000, as of August 31, 1996 in connection with the Initial Public Offering; and provided, further, that all net
                                                 --------  -------
proceeds of the Initial Public Offering may be deemed to further adjust the required minimum Net Worth such further adjustment to be at the sole discretion of the Bank.

     Section 10.2   Reserved.

     Section 10.3   Current Ratio.  On a consolidated basis, the Borrowers shall
                    -------------
maintain a Current Ratio of not less than:

          0.35 for the period from November 27, 1996 through and including November 30, 1996;
          0.30 for the period from December 1, 1996 through and including February 28, 1997;
          0.50 for the period from March 1, 1997 through and including May 31, 1997;
          0.30 for the period from June 1, 1997 through and including August 31, 1997;
          0.40 for the period from September 1, 1997 through and including February 28, 1998; and
          0.35 for the period from March 1, 1998 through and including the Termination Date.

     Section 10.4   Total Debt Service Ratio.  On a consolidated basis, the
                    ------------------------
Borrowers shall maintain a Total Debt Service Ratio of not less than:

          1.10 for the period from November 27, 1996 through and including August 31, 1997; and
          1.50 for the period from September 1, 1997 through and including the Termination Date.

     Section 10.5   Subordinated Debt Service Ratio.  On a consolidated basis,
                    -------------------------------
the Borrowers shall maintain a Subordinated Debt Service Ratio of not less than:

          2.00 for the period from November 27, 1996 through and including August 31, 1997; and
          3.00 for the period from September 1, 1997 through and including the Termination Date.

     Section 10.6   Leverage Ratio.  On a consolidated basis, the Borrowers
                    --------------
shall maintain a Leverage Ratio not greater than:

          1.80 for the period from November 27, 1996 through and including November 30, 1996;
          1.80 for the period from December 1, 1996 through and including February 28, 1997; and
          1.00 for the period from March 1, 1997 through and including the Termination Date.

     Section 10.7   Intangible Levels.  On a consolidated basis, the Borrowers'
                    -----------------
Intangibles may not exceed Total Equity by:

          $18,500,000 for the period from November 27, 1996 through and including November 30, 1996;
          $19,000,000 for the period from December 1, 1996 through and including February 28, 1997;
          $11,500,000 for the period from March 1, 1997 through and including August 31, 1997;
          $10,500,000 for the period from September 1, 1997 through and including February 28, 1998; and
          $9,000,000 for the period from March 1, 1998 through and including the Termination Date.


                                   ARTICLE XI
                               NEGATIVE COVENANTS

          Until payment and performance in full of all of the Borrowers' Obligations, without the written consent of the Bank, none of the Borrowers will fail to comply with any of the following covenants.

     Section 11.1   Impairment of Security.  The Borrower shall not take any
                    ----------------------
action, and shall not permit any Person to take any action, which shall impair in any manner the value of the Collateral or any portion thereof or any other security for the Borrowers' Obligations or the validity, priority or security of the security interest granted to the Bank in the Collateral.

     Section 11.2   No Change in Control.
                    --------------------

          (a) Except in connection with the Initial Public Offering at the express written consent of the Bank, no Borrower shall cause or permit any change to occur in the ownership of the controlling interest in the voting stock in Production Group.

          (b) Notwithstanding anything to the contrary in the foregoing paragraph (a) without the prior written consent of the Bank, the Borrowers may not cause, and may not permit, Mark Sirangelo to be removed or replaced as an officer or director, as the case may be, of a Borrower.

     Section 11.3   Stock in Subsidiaries.  Production Group shall not sell,
                    ---------------------
transfer or otherwise encumber any shares of capital stock now or hereafter owned by it in any of the other Borrowers, except for the pledge of shares in any acquired corporation to secure seller financing which satisfies the criteria for an Eligible Acquisition.

     Section 11.4   Sale, Transfer or Encumbrance of Collateral.  Except for (a)
                    -------------------------------------------
the sale of Inventory in the ordinary course of business, (b) sales or transfers of equipment for fair market value in the ordinary course of business, (c) Permitted Liens, (d) the liens or security interests listed in Item 1d. of
Schedule VII hereof, but only for so long as permitted by Section 12.1(m), (e) the lien or security interest granted by C.H.L. Ventures, Inc. in favor of Christopher H. Lee identified as File No. 9520060351 of the Secretary of State of California, and (e) the lien or security interest granted by Epic Enterprises of Nevada, Inc. in favor of San Diego National Bank identified as File No. 9600229 of the Secretary of State of California, the Borrower shall not sell, transfer, lease or further encumber, or permit any Person to sell, transfer, lease or further encumber, any of its assets, including the Collateral or any other security for the Borrowers' Obligations.

     Section 11.5   No Additional Indebtedness.  Without the prior written
                    --------------------------
consent of the Bank, the Borrowers will not create or incur any liability for borrowed money or obligations in respect of operating leases in excess of $250,000 in the aggregate at any one time outstanding, except for (a) short-term trade indebtedness incurred in the ordinary course of the business operations of the Borrowers, (b) subordinated debt to the seller of an acquired corporation which debt satisfies all of the requirements of clause (d) of the definition of "Eligible Acquisition", (c) obligations secured or evidenced by Permitted Liens, and (d) the L/C Debt as defined in Section 8.8 hereof, subject to the restrictions of Section 8.8.

     Section 11.6   Merger; Dissolution or Sale of Assets.  The Borrower shall
                    -------------------------------------
not enter into any merger, consolidation or dissolution or sale, lease or other disposition of any substantial portion of its assets (except assets disposed of in the ordinary course of business for fair market value), except for (a) Collateral covered by Permitted Liens, (b) mergers and consolidations of any Borrower into any other Borrower, and (c) the merger of Production Group with and into Production Group International, Inc., a Delaware corporation.

     Section 11.7   Distributions or Dividends to Stockholders. Upon the
                    ------------------------------------------
occurrence or continuation of a Default or an Event of Default, none of the Borrowers will make any distribution, loan, advance or payment of dividend to any of its stockholders for any purpose whatsoever at any time without the express written consent of the Bank.

     Section 11.8   Payments, Advances and Salaries to Stockholders. No Borrower
                    -----------------------------------------------
will pay, advance or lend, or permit any payment (including the payment of salaries in excess of amounts contemplated by existing employment contracts to holders of more than 5% of stock in any Borrower who are also officers of any Borrower), advance or loan of, either directly or indirectly, any sum or sums of money to any of its stockholders or directors for any purpose whatsoever (except the reimbursement of expenses incurred in the normal course of business on behalf of any Borrowers) in excess of the lesser of (a) $250,000 in the aggregate determined by taking into account all such advances or loans, and (b)
                                                                        ---
any amount which would cause the Borrowers to default in compliance with any financial covenant contained in the Financing Documents.

     Section 11.9   ERISA Compliance.  The Borrower shall not (a) restate or
                    ----------------
amend any Plan established and maintained by the Borrower or any Commonly Controlled Entity, in a manner designed to disqualify such Plan under the applicable requirements of the Code; (b) permit any officers of the Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan of the Borrower or any Commonly Controlled Entity; (c) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (d) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (e) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (f) fail to notify the Bank that notice has been received of a termination of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; (g) incur or permit any Commonly Controlled Entity to incur a complete or partial withdrawal from any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; or (h) fail to notify the Bank that notice has been received from the administrator of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute that any such plan will be placed in "reorganization."

     Section 11.10  Purposes.  The Borrower shall not, without the prior written
                    --------
consent of the Bank, utilize any funds drawn under the Working Capital Line of Credit to finance, refinance or secure an acquisition, merger or other transaction whereby the Borrower obtains an equity or other Participating Interest in another entity.


                                  ARTICLE XII
                          EVENTS OF DEFAULT; REMEDIES

     Section 12.1   Events of Default.  Any one or more of the following events
                    -----------------
shall constitute an Event of Default under this Agreement:

          (a)  Failure to Pay Borrowers' Obligations.  The Borrowers shall fail
               -------------------------------------
to pay the amount of any of the Borrowers' Obligations as and when the same are due and payable in accordance with the terms of this Agreement and the other Financing Documents.

          (b)  Breach of Representation and Warranties.  Any representation or
               ---------------------------------------
warranty made herein or in any of the Financing Documents, or in any report, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other instrument delivered in connection with this Agreement or any of the other Financing Documents shall prove to be false or misleading in any material respect when made.

          (c)  Failure to Comply with Covenants.  Default shall be made in the
               --------------------------------
due observance or performance of any covenant, conditions or agreement contained in Section 9.2, Section 9.3, Article X or Article XI hereof.
   -------------------------------------------------

          (d)  Other Defaults.  Default shall be made in the due observance or
               --------------
performance of any other term, covenant or agreement contained in this Agreement or in any of the other Financing Documents, and such default shall have continued unremedied for a period of thirty (30) days after written notice thereof shall have been given to Production Group by the Bank, or default shall occur under any of the other Financing Documents.

          (e)  Change in Control.  A change shall occur in the ownership of the
               -----------------
controlling interest in the voting stock in Production Group to the extent such change results in a violation of the covenant contained in Section 11.2 of this
                                                           ------------
Agreement.

          (f)  Default Under Other Indebtedness.  Default shall be made with
               --------------------------------
respect to any other evidence of indebtedness or liability for borrowed money of any Borrower (i) to the Bank, or (ii) to any other Person, if, in the case of clause (ii) only, the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity, or any such indebtedness shall not be paid as and when due and payable.

          (g)  Receiver; Bankruptcy.  Any Borrower shall (i) apply for or
               --------------------
consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken by any Borrower for the purposes of effecting any of the foregoing, or (vi) by any act indicate its consent to, approval or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any Borrower or any substantial part of its property, or suffers any such receivership, trusteeship or proceeding to continue undischarged for a period of 30 days.

          (h)  Involuntary Receiver; Bankruptcy.  An order, judgment or decree
               --------------------------------
shall be entered, without the application, approval or consent of any Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of any Borrower or of all or a substantial part of the assets of any Borrower or appointing a receiver, trustee or liquidator of any Borrower and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days.

          (i)  Judgments.  Any judgment in excess of $250,000 or judgments
               ---------
aggregating in excess of $500,000 against one or more Borrowers or any attachment or other levy against the property of any Borrower with respect to a claim, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days.

          (j)  Execution; Attachment.  Any execution or attachment shall be
               ---------------------
levied against the Collateral or any other security for the Borrowers' Obligations, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

          (k)  Collateral Value Exceeded.  The Working Capital Line of Credit
               -------------------------
Obligations shall exceed the Receivables Collateral Value, and the Borrowers shall fail to either reduce the outstanding Working Capital Line of Credit Obligations or satisfy the Bank that the Receivables Collateral Value will be increased, within five (5) Business Days after written notice thereof shall have been given to Production Group by the Bank.

          (l)  Debt Service Guaranty.  Any party obligated to the Bank pursuant
               ---------------------
to a debt service guaranty entered into in accordance
with Section 9.11 hereof shall fail to extend its obligations thereunder in the
     ------------
manner, and within the time period, specified therein to a date thirty days subsequent to the Termination Date of the last outstanding Credit Facility.

          (m) Conditions Subsequent to Closing.  Any of the conditions set forth
              --------------------------------
on Schedule VII shall not have been met to the Bank's sole satisfaction by the close of business on the dates set forth on Schedule VII.

     Section 12.2   Remedies.  Upon the occurrence of any Event of Default, and
                    --------
in every such Event of Default and at any time thereafter, unless such Event of Default shall be cured to the satisfaction of the Bank, the Bank may exercise any one or more of the following remedies.

          (a)  Accelerate Termination Date.  Accelerate the Termination Date
               ---------------------------
whereupon the Acquisition Facility Commitment, the Equipment Facility Commitment and the Working Capital Line of Credit Commitment shall terminate as of the accelerated Termination Date.

          (b)  Accelerate the Borrowers' Obligations.  Demand immediate payment
               -------------------------------------
in full of all of the Borrowers' Obligations under this Agreement and the other Financing Documents, including (without limitation) all accrued and unpaid interest thereon, whether or not the Credit Facilities to which such Borrowers' Obligations relate have become due and payable or, as in the case of Standby Letters of Credit, may remain outstanding following repayment of the Borrowers' Obligations relating thereto, whereupon all outstanding Borrowers' Obligations shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Agreement or in the other Financing Documents to the contrary notwithstanding. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Bank to demand payment at any time of any of the Borrowers' Obligations which are payable on demand regardless of whether or not an Event of Default has occurred.

          (c)  Liquidation of Security Interest in Collateral.  Upon the
               ----------------------------------------------
occurrence of any Event of Default, and at any time during the continuance thereof, the Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code, or under any other governing laws, including, without limitation, the right to take possession of the Collateral (to which the Borrowers hereby specifically consent), and for that purpose the Bank may, so far as the Borrowers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Upon request of the Bank, the Borrowers shall assemble and make the Collateral available to the Bank at a place to be designated by the Bank. Unless the Collateral is perishable or threatens to rapidly decline in value, or is of a type customarily sold on a recognized market, the Bank shall give the Borrowers at least five (5) days' prior notice of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made. The Bank may at any time in its discretion transfer any securities (i.e., stock or bonds) or other property constituting
                        -----
the Collateral into its own name or that of its nominee and receive the income thereon and hold the same as collateral for Borrowers' Obligations or apply it to principal, or interest or other costs, fees or charges due on, or with respect to, the Borrowers' Obligations. The Borrowers hereby irrevocably constitute and appoint the Bank as the Borrowers' true and lawful attorney in fact, with full power of substitution, at the sole cost and expense of the Borrowers, but for the sole benefit of the Bank, to convert the Collateral to cash, including without limitation, completing the manufacturing process of work in process, and the sale (either public or private) of all or any portion of the Collateral, to enforce collection of the Collateral, either in its own name or in the name of, the Borrowers, compromising or settling with any account debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrowers and to take therefrom any remittances on or proceeds of the Collateral in which Bank has a security interest; to notify United States Post Office authorities to change the address for delivery of mail addressed to the Borrowers to such address as the Bank may designate; to endorse the name of the Borrowers in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrowers on and to receive as secured party any of the Collateral, any invoices, schedules of collateral, freight or express receipts and/or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrowers on any notice to the account debtors or on verification of the Collateral; and to sign and file or record on behalf of the Borrowers any financing or continuation statements or other statements in order to perfect, keep perfected or protect the Bank's security interest in the Collateral. The Bank shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Bank elects to do any such act or exercise any such power, it shall not be responsible to the Borrowers except for the Bank's own willful misconduct or gross negligence. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable as long as any of the Borrowers' Obligations to the Bank shall remain unpaid.

          Upon the occurrence of any Event of Default hereunder, the Borrowers shall assemble all of the Collateral and make the same available at a central location designated by the Bank. Any notification required by Section 9-504 of the Uniform Commercial Code shall be deemed reasonably and properly given if given in the manner specified for other notices under this Agreement, at least 5 days before any sale or other disposition of the Collateral, which time period may be decreased in the event that the Bank reasonably determines that it is necessary to dispose of any portion of the Collateral in a more expeditious manner because declining Collateral Value or the like so dictates. Disposition shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the Collateral is located.

          (d) Borrowers Remain Liable for Deficiency.  The Borrowers are liable
              --------------------------------------
for the entire amount of the Borrowers' Obligations and will remain responsible for any deficiency in any proceeds realized upon any liquidation of Collateral.

          (e) Other Rights and Remedies.  In addition to any other rights or
              -------------------------
remedies specifically set forth herein, the Bank shall have available to it all rights and remedies under any of the Financing Documents and any other rights and remedies afforded to it at law or in equity.

          (f) Performance by Bank. If the Borrowers shall fail to pay any of
              -------------------
the Borrowers' Obligations or the Borrowers shall otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents and the same results in an Event of Default hereunder, the Bank, without notice to or demand upon any Borrower, and without waiving or releasing any of the Borrowers' Obligations or any Event of Default, and in addition to any rights or remedies available to it under any of the other Financing Documents, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may, to the extent permitted by law, enter upon the premises of any Borrower for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Bank and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of two percent (2%) per annum in excess of the Prime Rate shall be paid by the Borrowers to the Bank on demand and shall constitute and become a part of the Borrowers' Obligations.

          (g) No Conditions Precedent to Exercise of Remedies.  The Borrowers
              -----------------------------------------------
shall not be relieved of any obligation by reason of the failure of the Bank to comply with any request of any Borrower or of any other person to take action to sell any of the Collateral, or otherwise to enforce any provision of the Financing Documents, or by reason of the release, regardless of consideration, of all or any part of the Collateral or other security for the Borrowers' Obligations, or by reason of any agreement or stipulation between any subsequent owner of the Collateral or other security for the Borrowers' Obligations, or the Bank extending the time of payment or modifying the terms of the Financing Documents without first having obtained the consent of any Borrower; and in the latter event, the Borrowers shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Bank.

          (h)  Remedies Cumulative and Concurrent.  No remedy herein conferred
               ----------------------------------
upon or reserved to the Bank is intended to be exclusive of any other remedies provided for in the Financing Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Financing Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Financing Documents to the Bank shall be concurrent and may be pursued separately, successively or together against the Borrowers or any of them, the Collateral or other security for the Borrowers' Obligations or any part thereof, and every right, power and remedy given by the Financing Documents may be exercised from time to time as often as may be deemed expedient by the Bank.

          (i)  No Waiver.  No delay or omission of the Bank to exercise any
               ---------
right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Bank to exercise any remedy hereunder, or acceptance by the Bank of any partial payment on account of the Borrowers' Obligations shall constitute a waiver of any such Event of Default and each of the remedies herein provided shall remain continuously available to the Bank.


                                  ARTICLE XIII
                                 MISCELLANEOUS

     Section 13.1   Notices.  All communications between the parties or notices
                    -------
in connection with this Agreement and any of the other Financing Documents shall be in writing (unless otherwise specified herein), hand delivered or sent by registered airmail, postage prepaid, or by telex, telecopy or other electronic transmission, addressed to the intended recipient at the address therefor set forth below. All such communications and notices shall be effective upon delivery. Either party may change its address or other information for notices by giving notice to the other party in accordance with the provisions of this Section.

          (a)  if to the Borrowers:

                    Production Group International, Inc.
                    One Courthouse Metro, Suite 500
                    2200 Wilson Boulevard
                    Arlington, Virginia 22201
                    Attn:     Mark Sirangelo
                              President

                    Telephone:    703-528-8484
                    Telecopy:     703-276-1484

          with a copy to:

                    Mitchell S. Marder, Esq.
                    Piper & Marbury L.L.P.
                    1200 Nineteenth Street, N.W.
                    Washington, D.C. 20036

                    Telephone:    202-861-3900
                    Telecopy:     202-223-2085

          (b)  if to the Bank:

                    The First National Bank of Maryland
                    1800 K Street, N.W.
                    Washington, D.C.  20006
                    Attn:     Shaun E. Murphy
                              Vice President

                    Telephone:    202-775-4831
                    Telecopy:     202-775-4838

       with a copy to:

                    David C. Roseman, Esq.
                    Jones, Day, Reavis & Pogue
                    1450 G Street, N.W.
                    Washington, D.C.  20005

                    Telephone:    202-879-3939
                    Telecopy:     202-737-2832

     Section 13.2   Survival of Agreement; Successors and Assigns.
                    ---------------------------------------------

          (a) All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the extension by the Bank of any of the Credit Facilities, and the execution and delivery to the Bank of this Agreement and all of the other Financing Documents and shall continue in full force and effect until all of the Borrowers' Obligations have been paid and performed in full.

          (b) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers which are contained in this Agreement or in the other Financing Documents shall inure to the benefit of the successors and assigns of the Bank. No Borrower may assign any interest that it may have under this Agreement, including (without limitation) the right to receive the benefit of any of the Credit Facilities to be extended hereunder, without the prior written consent of the Bank. Any assignment made or attempted by any Borrower without the prior written consent of the Bank shall be void and of no effect. No consent by the Bank to an assignment by any Borrower shall release the Borrowers as the parties primarily obligated and liable under the terms of this Agreement unless any Borrower shall be released specifically by the Bank in writing. No consent by the Bank to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Bank with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

     Section 13.3   Fees and Expenses of Bank.  (a) Expenses.  The Borrowers
                    -------------------------       --------
will pay all out-of-pocket expenses incurred by the Bank in connection with (i) the preparation and negotiation of this Agreement and the other Financing Documents, (ii) the extension by the Bank of any of the Credit Facilities, (iii) the protection of the Collateral and any other security for the repayment of the Borrowers' Obligations, and (iv) the enforcement and protection of the rights of the Bank in connection with this Agreement or any of the other Financing Documents, including, but not limited to (A) the fees and disbursements of Jones, Day, Reavis & Pogue, Washington, D.C., or other counsel employed by the Bank, and (B) the fees of the Bank's auditors.

          (b)   Fees Relating to Working Capital Line of Credit.  (i)  On
                -----------------------------------------------
December 1, 1995, and on the first day of each fiscal quarter thereafter prior to the maturity of the Working Capital Line of Credit, the Borrowers shall pay to the Bank a fee in the amount of one quarter of one percent (1/4 of 1%) of the average daily unused portion of the Working Capital Line of Credit Commitment without regard to whether availability is constrained by the borrowing base.
The unused commitment fee shall be deemed to have been earned by the Bank for the previous quarter at the time of billing and shall be non-refundable.

          (ii) At the time of issuance of each Standby Letter of Credit, the Borrowers shall pay the Bank an issuance fee in the amount of 1% per annum of
                                                                 --- -----
the stated amount thereof, subject to a minimum issuance fee of $500. The issuance fee for each Standby Letter of Credit shall be deemed to have been earned by the Bank at the time of billing and shall be non-refundable.

          (iii) On November 27, 1996, the Borrowers shall pay the Bank a non-refundable underwriting fee equal to $50,000 for the underwriting performed in connection with the extension and restructuring of the Credit Facilities. This fee shall be deemed earned, irrespective of whether the extension and restructuring in fact closes.

          (c)  Fee Relating to the Acquisition Facility.  Upon execution and
               ----------------------------------------
delivery of the Original Agreement, the Borrowers shall pay to the Bank a facility fee in the amount of one-half of one percent (1/2 of 1%) of the Acquisition Facility Commitment, or $25,000. This fee shall be deemed to have
                                    -------
been earned by the Bank at the time of billing and shall be non-refundable. (The Bank hereby acknowledges that the fees described in this subsection have been previously paid.)

          (d)  Fee Relating to the Equipment Facility.  Upon execution and
               --------------------------------------
delivery of the Original Agreement, the Borrowers shall pay to the Bank a facility fee in the amount of the lesser of one-half of one percent (1/2 of 1%) of the Equipment Facility Commitment, or $5,000. This fee shall be deemed to
                                         ------
have been earned by the Bank at the time of billing and shall be non-refundable. (The Bank hereby acknowledges that the fees described in this subsection have been previously paid.)

     Section 13.4   Applicable Law; Jurisdiction; Consent to Service of Process.
                    -----------------------------------------------------------
This Agreement and all of the other Financing Documents (except where expressly, indicated therein to the contrary) shall be construed in accordance with and governed by the laws of the State of Maryland. The Bank and the Borrower hereby submit to the non-exclusive jurisdiction of any Maryland court or federal court sitting in Baltimore City over any suit, action or proceeding arising out of or relating to this Agreement. The Borrowers hereby collectively and irrevocably appoint the President of Production Group at the address set forth in Section
                                                                      -------
13.1 of this Agreement to act as agent to accept service of process for them and
----
on their behalf in any proceeding brought pursuant to the provisions of this subsection and to receive any notices required pursuant to or by the terms of this Agreement.

     Section 13.5   Waiver of Trial by Jury.  Each of the Borrowers and the Bank
                    -----------------------
hereby waive trial by jury in any action or proceeding to which the Borrowers or any of them and the Bank may be parties, arising out of or in any way pertaining to this Agreement or any of the other Financing Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement.

          This waiver is knowingly, willingly and voluntarily made by each of the Borrowers and the Bank, and the Borrowers hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers further represent that they have had the opportunity to be represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     Section 13.6   Confession of Judgment.  EACH BORROWER HEREBY AUTHORIZES ANY
                    ----------------------
ATTORNEY DESIGNATED BY THE BANK OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR THE BORROWER IN ANY COURT OF RECORD AND CONFESS JUDGMENT WITHOUT PRIOR HEARING AGAINST THE BORROWER IN FAVOR OF THE BANK FOR AND IN THE AMOUNT OF THE UNPAID BORROWERS' OBLIGATIONS UNDER THIS AGREEMENT AND ANY OF THE OTHER FINANCING DOCUMENTS, COSTS OF SUIT, AND ATTORNEYS' FEES OF FIFTEEN PERCENT (15%) OF THE UNPAID BORROWERS' OBLIGATIONS. NOTWITHSTANDING THE FACT THAT THE AMOUNT OF THE JUDGMENT WHICH MAY BE CONFESSED AGAINST THE BORROWER MAY INCLUDE ATTORNEYS' FEE OF FIFTEEN PERCENT (15%) OF THE UNPAID BORROWERS' OBLIGATIONS, THE BANK SHALL BE ENTITLED TO COLLECT ONLY ITS ACTUAL ATTORNEYS' FEES, WHETHER SUCH AMOUNT SHALL BE GREATER OR LESS THAN FIFTEEN PERCENT (15%) OF THE UNPAID BORROWERS' OBLIGATIONS. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY MAY BE EXERCISED ON ONE OR MORE OCCASIONS OR FROM TIME TO TIME IN THE SAME OR DIFFERENT JURISDICTIONS AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

          It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with the Collateral and all other security for the Borrowers' Obligations and to take such actions and to require such performance as the Bank may deem necessary.

     Section 13.7   Modifications.  No modification or waiver of any provision
                    -------------
of this Agreement or of any of the other Financing Documents, nor consent to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

     Section 13.8   No Waiver of Rights by Bank.  Neither any failure nor any
                    ---------------------------
delay on the part of the Bank in exercising any right, power or privilege hereunder or under this Agreement or any of the other Financing Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

     Section 13.9   No Liability of Bank.  The Bank shall not be liable for any
                    --------------------
act or omission by it pursuant to the provisions of this Agreement in the absence of fraud or gross negligence. The

Borrowers hereby agree that the Bank shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Bank in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or any other security for the Borrowers' Obligations. The Bank shall incur no liability to any Borrower or any other party in connection with the acts or omissions of the Bank in reliance upon any certificate or other paper believed by the Bank to be genuine or with respect to any other thing which the Bank may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence.

          By accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Bank pursuant to this Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, the Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Bank.

     Section 13.10  Indemnification.  All acts, including any failure to act,
                    ---------------
relating to the Collateral and any other security for the Borrowers' Obligations by any agent, representative or designee of the Bank are performed solely for the benefit of the Bank to assure repayment of the Borrowers' Obligations and are not for the benefit of the Borrowers, or for the benefit of any other person, including without limitation, purchasers, tenants or other occupants. The Borrowers agree to jointly and severally indemnify the Bank and to hold the Bank harmless against any loss or expense (including reasonable attorneys' fees and expenses) resulting from any and all claims, actions, settlements or liability for acts or failure to act in connection with the Collateral and any other security for the Borrowers' Obligations, except for those claims which directly result from the gross negligence or wilful misconduct of the Bank's officers, directors or employees. In addition to all amounts payable hereunder, the Borrowers hereby jointly and severally protect, indemnify and hold harmless the Bank from and against, and hereby agree to defend the Bank against, any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the extension of the Credit Facilities; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the extension of the Credit Facilities, including (without limitation) the issuance of the Standby Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jeure or de facto Governmental Authority.
                                   --------    --------
The provisions of this Section shall survive the expiration of the Credit Facilities, this Agreement and the other Financing Documents.

     Section 13.11  No Partnership.  Nothing contained in this Agreement shall
                    --------------
be construed in a manner to create any relationship between the Borrowers and the Bank other than the relationship of borrowers and lender, and the Borrowers and the Bank shall not be considered partners or co-venturers for any purpose on account of this Agreement.

     Section 13.12  Time of Essence.  Time shall be of the essence for each and
                    ---------------
every provision of this Agreement of which time is an element.

     Section 13.13  Illegality.  If fulfillment of any provision hereof or any
                    ----------
transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be
                                          ----------
fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Borrowers' Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Borrowers' Obligations, then, at the option of the Bank, all of the Borrowers' Obligations to the Bank shall become immediately due and payable.

     Section 13.14  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

     Section 13.15  Captions and Headings.  The captions and headings contained
                    ---------------------
in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.

     Section 13.16  Borrowers' Obligations Absolute and Unconditional.  All of
                    -------------------------------------------------
the Borrowers' Obligations shall be absolute and unconditional, irrespective of any set-off or counterclaim or the genuineness, validity, priority or enforceability of this Agreement or any of the other Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge.

     Section 13.17  Extension of Termination Date.  The Bank shall have the
                    -----------------------------
option, in its sole and absolute discretion, to extend the Termination Date with respect to any one of the Credit Facilities for additional periods. In the event that the Bank determines to make one or more extensions of the Termination Date, it will give written notice to Production Group not more than thirty (30) and no fewer than ten (10) days prior to the then scheduled Termination Date. If Production Group does not receive written notice from the Bank, during the time period specified in the preceding sentence, indicating that the Bank has extended the Termination Date, the then scheduled Termination Date shall be effective for all purposes of this Agreement.

     Section 13.18  Confidentiality.  The Bank agrees that any confidential
                    ---------------
information obtained from the Borrowers in connection with the Bank's initial underwriting and ongoing administration of the Credit Facilities shall not be disclosed to any Person, except for its regulators or any other Government Authority requesting or requiring such information or any perspective participant in the Credit Facilities, without the prior written consent of Production Group, on behalf of the Borrowers. Notwithstanding the foregoing, the Bank shall not be required to treat as confidential any legal, marketing, financial or technical information concerning the Borrowers which:

          (a) was already in possession of the Bank prior to receipt of such information from the Borrowers;

          (b) is, or becomes, the subject of a publication, or is otherwise made available to the public without the fault of the Bank; or

          (c) is received by the Bank without restriction of confidentiality from a third party who is not under, or in violation of any obligation of confidentiality to the Borrowers. The Bank agrees to obtain the written consent of Production Group, on behalf of the Borrowers, prior to advertising the provision of the Credit Facilities.

     Section 13.19  Initial Public Offering.  UPON THE SALE PURSUANT TO THE
                    -----------------------
INITIAL PUBLIC OFFERING BY ANY OF THE BORROWERS OF CAPITAL STOCK TO ANY UNDERWRITER OR OTHER THIRD PARTY, THE BANK MAY, IN ITS SOLE DISCRETION, REVISE THROUGH AN AMENDMENT TO THIS AGREEMENT ANY AND ALL OF THE COVENANTS OF THE BORROWERS SET FORTH HEREIN.

          IN WITNESS WHEREOF, each of the Borrowers and the Bank have caused this Financing Agreement to be duly executed, sealed and delivered by their duly authorized officers on the day and year first above written.


WITNESS:                    THE FIRST NATIONAL BANK OF MARYLAND



/s/ Kevin Long              By: /s/ Shaun E. Murphy          (SEAL)
----------------------          -----------------------------
                                Name:   Shaun E. Murphy,
                                Title:  Vice President


ATTEST:                     PRODUCTION GROUP INTERNATIONAL, INC.



/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President and Chief
                                          Executive Officer


                            EXEC-U-TOURS, INC.


/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              SAFARIS EVENTS, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer


                              KALEIDOSCOPE EVENTS, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer

ATTEST:                       AGENDA WASHINGTON INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              WASHINGTON INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer and
                                        Vice President


                              C.H.L. VENTURES, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer


                              PGI ACQUISITION COMPANY E


/s/ Mary C. King           By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              PGI ACQUISITION COMPANY A

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President

                              PGI ACQUISITION COMPANY I

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              PGI ACQUISITION COMPANY B

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              PGI ACQUISITION COMPANY F

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              PGI COMPANY S

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              PGI COMPANY H
/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              PGI COMPANY P

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President

                              PGI COMPANY Q

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President



                              PGI COMPANY R

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President



                              PGI COMPANY J

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President



                              PGI COMPANY X

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President



                              SPEARHEAD EXHIBITIONS LIMITED

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Director

                              PGI EUROPE LIMITED

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Director


                              RAY BLOCH PRODUCTIONS,
                              WASHINGTON, D.C., INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              RAY BLOCH PRODUCTIONS, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              RAY BLOCH PRODUCTIONS,
                              NEW JERSEY, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              RAY BLOCH PRODUCTIONS-ATLANTA, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer

                              RAY BLOCH PRODUCTIONS WEST, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer


                              RMR PRODUCTION SERVICES, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President


                              TIMBERLINE WORLDWIDE, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President



                              EPIC ENTERPRISES, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  Chief Executive Officer



                              EPIC ENTERPRISES OF NEVADA, INC.

/s/ Mary C. King            By: /s/ Mark N. Sirangelo        (SEAL)
----------------------          -----------------------------
                                Name:   Mark N. Sirangelo
                                Title:  President